Exhibit 10.5
EXECUTION COPY
[THOSE PORTIONS OF THIS AGREEMENT THAT HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO DELEK US HOLDINGS, INC.’S APPLICATION
REQUESTING CONFIDENTIAL TREATMENT ARE MARKED “[***]” HEREIN.]

$201,817,659.90
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
among
MAPCO EXPRESS, INC.,
together with each other Person who becomes a borrower
hereunder by execution of a joinder, as Borrowers,
The Several Lenders
from Time to Time Parties Hereto,
FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, SUCCESSOR BY
MERGER WITH FIFTH THIRD BANK, N.A.,
as Arranger
SUNTRUST BANK,
as Syndication Agent
BANK LEUMI USA,
as Co-Administrative Agent,
and
FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, SUCCESSOR BY
MERGER WITH FIFTH THIRD BANK, N.A.,
as Administrative Agent
Dated as of December 10, 2009

i

Page
10.17 Intentionally Omitted	95
10.18 WAIVERS OF JURY TRIAL	95
10.19 Maximum Liability of any Borrower	95
10.20 Effect of Amendment and Restatement of the Existing Credit Agreement	95
10.21 Lehman Default Period	96

ANNEXES:

A	Existing Letters of Credit
B	Group One Properties

SCHEDULES:

1.1C	Commitments
1.1D	Alternate Pricing Grid

EXHIBITS:

A	Form of Joinder to Second Amended and Restated Credit Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Mortgage
E	Form of Assignment and Acceptance
F	Form of Legal Opinion of Bass Berry & Sims PLC
G-1	Form of Term Note
G-2	Form of R-1 Revolving Credit Note
G-3	Form of R-2 Revolving Credit Note
G-4	Form of Swing Line Note
H	Form of Exemption Certificate
I	Form of Borrowing Notice
J	Form of New Lender Supplement
K	Form of Commitment Increase Supplement
L	Permitted Transaction Definition
M	Form of Amendment to Second Amended and Restated Credit Agreement

v

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 10, 2009, among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express” together with each other Person who becomes a borrower hereunder by execution of a joinder in the form of Exhibit A attached hereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, MAPCO Express, the Lenders, the Administrative Agent, as successor administrative agent to the Prior Administrative Agent, and certain other Persons are parties to that certain Amended and Restated Credit Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);
     WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety as set forth herein; and
     WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement solely on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that on the Second Restatement Effective Date, as provided in Section 10.20, the Existing Credit Agreement shall be amended and restated in its entirety as follows:
SECTION 1. DEFINITIONS.
     1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
     “Acquisition”: the acquisition by MAPCO Express of certain assets of BP Products North America, Inc., in accordance with the Acquisition Agreement.
     “Acquisition Agreement”: that certain Purchase and Sale Agreement dated as of November 3, 2005 by and between BP Products North America, Inc. and MAPCO Express, as assignee of Holdings, as purchaser, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of December 14, 2005.
     “Acquisition Documentation”: collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

     “Adjustment Date”: as defined in the Pricing Grid.
     “Administrative Agent”: as defined in the preamble hereto.
     “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Agents”: the collective reference to the Syndication Agent, the Co-Administrative Agent and the Administrative Agent.
     “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
     “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.
     “Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
     “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate	Eurodollar
	Loans	Loans
Revolving Credit Facility (including Swing Line Loans)	2.75%	3.75%
Term Loan Facility	3.25%	4.25%
provided, that on and after the earlier of (a) the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrowers ending December 31, 2009 and (b) the consummation of a Permitted Transaction, the Applicable Margin will be determined pursuant to the Pricing Grid.
     “Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.
     “Arranger”: as defined in the preamble hereto.

     “Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (g) of Section 7.5 and any lease or sublease of real property) which yields gross proceeds to the Borrowers or any of their Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.
     “Assignee”: as defined in Section 10.6(c).
     “Assignor”: as defined in Section 10.6(c).
     “Attributable Debt”: as to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
     “Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.7(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.
     “Balance Sheet”: as defined in Section 4.1(a).
     “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (x) the Eurodollar Base Rate described in clause (a) of the definition thereof, for an Interest Period of three months as it appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time), plus (y) the excess of the Applicable Margin for Eurodollar Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. For purposes hereof: “Prime Rate” shall mean the prime lending rate announced by the Administrative Agent from time to time as its “prime rate”, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate, the Eurodollar Base Rate for an interest period of three (3) months or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Eurodollar Base Rate or the Federal Funds Effective Rate, respectively. In the event that such rate described in clause (c) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

     “Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
     “Benefited Lender”: as defined in Section 10.7.
     “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
     “Borrowers”: as defined in the preamble hereto.
     “Borrowing Date”: any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.
     “Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from any Borrower, substantially in the form of, and containing the information prescribed by, Exhibit I, delivered to the Administrative Agent.
     “Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
     “Business Unit”: as defined in the definition of “Consolidated EBITDA.”
     “Calfee Acquisition”: the acquisition by MAPCO Express of certain convenience stores and related assets, including 71 fee owned parcels and 36 leasehold parcels located in Alabama, Georgia and Tennessee, in accordance with the Calfee Acquisition Agreement.
     “Calfee Acquisition Agreement”: that certain Purchase and Sale Agreement dated as of February 8, 2007 by and among MAPCO Express and Calfee Company of Dalton, Inc., FM Leasing, LP, FM Leasing I, LP, MF Leasing, LP, AC Stores, LP, COM-PAC Properties, LLC, COM-PAC Properties Group, LP and Favorite One Properties, LP, as seller parties thereto.
     “Calfee Acquisition Documentation”: collectively, the Calfee Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
     “Calfee Acquisition Note”: that certain Subordinated Promissory Note in the original principal amount of $65,000,000 issued by MAPCO Express to Holdings on March 30, 2007 in connection with the Calfee Acquisition, the principal amount of which note was paid down to $40,000,000 on March 5, 2009.
     “Calfee Intercompany Subordinated Debt”: the Indebtedness of MAPCO Express to Holdings under the Calfee Acquisition Note permitted by Section 7.2(j) and subject to the Calfee Intercompany Subordinated Debt Subordination Agreement.

     “Calfee Intercompany Subordinated Debt Documentation”: the documentation evidencing the Calfee Intercompany Subordinated Debt, including, without limitation, the Calfee Intercompany Subordinated Debt Subordination Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition, development or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person. Notwithstanding anything to the contrary contained herein, “Capital Expenditures” shall not include any expenditures made to acquire any Property permitted by Section 7.8(g).
     “Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
     “Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; (b) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; and (c) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).
     “Class”: of a Loan (or of a Commitment to make such a Loan or of a borrowing comprised of such Loans) refers, as applicable, to whether such Loan is a Revolving Credit Loan in the nature of an R-1 Revolving Credit Loan or R-2 Revolving Credit Loan or to whether such Commitment is a Commitment in the nature of an R-1 Revolving Credit Commitment or R-2 Revolving Credit Commitment.
     “Co-Administrative Agent”: as defined in the preamble hereto.
     “Code”: the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
     “Commitment”: with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.
     “Commitment Fee Rate”: 1/2 of 1% per annum.
     “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.
     “Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.
     “Consolidated Adjusted Debt”: on any date, the sum of (a) Funded Debt of the Borrowers and their Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, plus (b) the product of Consolidated Lease Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date multiplied by 8.
     “Consolidated Adjusted Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period to (b) the sum of Consolidated Interest Expense of the Borrowers and their Subsidiaries for such period plus Consolidated Lease Expense for such period.
     “Consolidated Adjusted Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Adjusted Debt on such day to (b) Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period.
     “Consolidated Current Assets”: of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.
     “Consolidated Current Liabilities”: of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrowers, (a) the current portion of any Funded Debt of the Borrowers and their Subsidiaries and (b) without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.
     “Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, all as determined on a consolidated basis, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges (including, but not limited to, non-cash losses relating to the Disposition of retail property assets during such period), and minus, to the extent included in the statement of such Consolidated Net Income for such period, all as determined on a consolidated basis, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the Disposition of assets outside of the ordinary course of business), (c) any other non-cash income, and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income; provided, that for purposes of clarification, the portion of any cash gain resulting from the Disposition of a retail property asset net of any fixed asset write-downs or impairments on such retail property asset (to the extent not required by GAAP and excluding depreciation or amortization), in each case, during such period shall not be deducted for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for such period; and provided, further, that, for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for any period:

     (i) the Consolidated EBITDA of any Person (or attributable to assets constituting an ongoing business (a “Business Unit”)) acquired by the Borrowers or their Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries or of such Business Unit as at the end of the period preceding the acquisition of such Person or of such Business Unit and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent; and
     (ii) the Consolidated EBITDA of any Person or Business Unit Disposed of by the Borrowers or their Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).
     “Consolidated EBITDAR”: of any Person for any period, the Consolidated EBITDA of such Person for such period, plus Consolidated Lease Expense of such Person for such period.
     “Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) (x) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period minus (y) the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such period on account of Capital Expenditures plus (z) the proceeds of any Holdings’ Equity Contribution made during such period, including any such contributions made within thirty (30) days after the end of such period that are used by the Borrowers and their Subsidiaries for Capital Expenditures made during such period, in an aggregate amount not exceeding the amount of Capital Expenditures described in clause (y) above, to (b) Consolidated Fixed Charges for such period.
     “Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrowers and their Subsidiaries for such period, (b) provision for cash income taxes made by the Borrowers or any of their Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrowers or any of their Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (d) the aggregate amount, without duplication, of Restricted Payments made by the Borrowers in accordance with Section 7.6(e).
     “Consolidated Interest Expense”: of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its

Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
     “Consolidated Lease Expense”: for any period, the aggregate amount of fixed and contingent rentals payable by the Borrowers and their Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP; provided, that neither (a) any such rentals or costs and any lease expense pertaining to any leased retail stores for which the underlying lease agreements shall have been terminated by the Borrowers during such period nor (b) payments in respect of Capital Lease Obligations shall constitute Consolidated Lease Expense.
     “Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period.
     “Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrowers and their Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
     “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrowers and their Subsidiaries (excluding all obligations of such Persons, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities) at such date, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Borrowers on such date less (b) Consolidated Current Liabilities of the Borrowers on such date.
     “Continuing Directors”: the directors of Holdings on the Second Restatement Effective Date and each other director of Holdings, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least 60% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

     “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
     “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Default”: any of the events specified in SECTION 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
     “Deposit Accounts”: as defined in the Guarantee and Collateral Agreement.
     “Derivatives Counterparty”: as defined in Section 7.6.
     “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, lease termination (but not lease expiration) or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
     “Dollars” and “$”: dollars in lawful currency of the United States of America.
     “Domestic Subsidiary”: any Subsidiary of a Borrower organized under the laws of any jurisdiction within the United States of America.
     “ECF Percentage”: with respect to any fiscal year of the Borrowers, 75%; provided, that, the ECF Percentage shall be 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.5 to 1.0.
     “Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
     “Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations pursuant to or required under any applicable Environmental Law.
     “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
     “Eurodollar Base Rate”: with respect to each day during each Interest Period, the greater of (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time), two Business Days prior to the beginning of such Interest Period and (b) two and three quarters percent (2.75%). In the event that such rate described in clause (a) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
     “Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.
     “Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
                         Eurodollar Base Rate
1.00-Eurocurrency Reserve Requirements
     “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
     “Event of Default”: any of the events specified in SECTION 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
     “Excess Cash Flow”: for any fiscal year of the Borrowers, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrowers minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving

Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) solely for purposes of calculating Excess Cash Flow for the fiscal year of the Borrowers ending December 31, 2009, an amount equal to $6,150,000, representing the aggregate amount of all prepayments of Revolving Loans and/or Swing Line Loans under Lehman’s funded Revolving Credit Commitment and Swing Line Commitment, respectively, after September 12, 2008 to the extent there is an ongoing unavailability to draw on the Revolving Credit Commitment of Lehman due to the bankruptcy of Lehman, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrowers and their Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) the aggregate net amount of cash gain on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and to the extent remitted as a mandatory prepayment in accordance with Section 2.10(c), and (ix) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrowers.
     “Excess Cash Flow Application Date”: as defined in Section 2.10(e).
     “Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of a Borrower, result in adverse tax consequences to such Borrower.
     “Existing Credit Agreement”: as defined in the recitals hereto.
     “Existing Intercompany Subordinated Debt”: collectively, (a) the MFC Intercompany Subordinated Debt and (b) the Calfee Intercompany Subordinated Debt.
     “Existing Intercompany Subordinated Debt Documentation”: collectively, (a) the MFC Intercompany Subordinated Debt Documentation and (b) the Calfee Intercompany Subordinated Debt Documentation, as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Existing Intercompany Subordinated Debt Subordination Agreements”: collectively, (a) the Second Amended and Restated Debt Subordination Agreement executed and delivered by and among Holdings, MAPCO Express and the Administrative Agent (the “MFC Intercompany Subordinated Debt Subordination Agreement”) and (b) that certain Parent Subordination Agreement dated as of March 30, 2007, executed and delivered by and among Holdings, MAPCO Express and the Administrative Agent (the “Calfee Intercompany Subordinated Debt Subordination Agreement”), as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.

     “Existing Letters of Credit”: the letters of credit described in Annex A.
     “Existing Mortgages”: the collective reference to each existing deed of trust and mortgage, as amended, delivered pursuant to the Existing Credit Agreement in respect of the Mortgaged Properties.
     “Existing Revolving Credit Loans”: as defined in Section 2.4.
     “Existing Term Loans”: as defined in Section 2.1.
     “Extending Lenders”: Revolving Credit Lenders existing as of December 10, 2009 that executed and delivered, as of December 10, 2009, a signature page to this Agreement (a) consenting to the amendment and restatement of the Existing Credit Agreement as set forth herein and (b) agreeing to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date; provided, that in the event a Revolving Credit Lender has executed and delivered, as of December 10, 2009, a signature page to this Agreement (A) consenting to the amendment and restatement of the Existing Credit Agreement as set forth herein but not (B) agreeing to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date, and such Revolving Credit Lender thereafter (but in any event, by no later than December 22, 2009) executes and delivers to the Administrative Agent a signature page agreeing to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date, such Revolving Credit Lender shall thereafter be deemed an “Extending Lender”. Once a Revolving Credit Lender becomes an “Extending Lender” in accordance with the foregoing sentence, such Revolving Credit Lender shall have no right to subsequently elect to be a “Non-Extending Lender”. Anything herein to the contrary notwithstanding, Lehman, its Affilates and Related Funds, shall not be, and shall not be permitted to become, an “Extending Lender”.
     “Facility”: each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”), and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).
     “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Foreign Subsidiary”: any Subsidiary of a Borrower that is not a Domestic Subsidiary.
     “FQ1”, “FQ2”, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrowers (e.g., FQ1 2010 means the first fiscal quarter of the Borrowers’ 2010 fiscal year, which ends March 31, 2010).
     “Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section 1.1.

     “Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.
     “GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
     “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
     “Group One Properties”: the Properties identified on Annex B hereto.
     “Group Two Property”: each fee owned or leased real property interests of the Borrowers or any of their Subsidiaries that is disposed of as part of a Permitted Group Two Property Disposition.
     “Group Two Net Cash Proceeds”: with respect to a Disposition of any Group Two Property, an amount equal to the Net Cash Proceeds received in connection with such Disposition less any reasonable costs and expenses incurred and paid in cash by a Borrower or such Subsidiary in connection with prior Disposition of a Group Two Property, to the extent such reasonable costs and expenses were not deducted in computing Group Two Net Cash Proceeds for any prior Dispositions of Group Two Properties.
     “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement executed and delivered by the Borrowers and each Subsidiary Guarantor to the Administrative Agent on April 28, 2005, as the same may be amended, supplemented or otherwise modified from time to time.
     “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.
     “Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrowers or their Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
     “Holdings”: Delek US Holdings, Inc., a Delaware corporation.
     “Holdings’ Equity Contribution”: any cash equity contribution to the Borrower made by Holdings.
     “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of SECTION 8(e) only, all obligations of such Person in respect of Hedge Agreements; provided that, solely for the purposes of calculating the financial ratios set forth in Section 7.1 and calculating the Consolidated Leverage Ratio for purposes of determining the Applicable Margin, “Indebtedness” shall exclude the Existing Intercompany Subordinated Debt. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
     “Indemnified Liabilities”: as defined in Section 10.5.

     “Indemnitee”: as defined in Section 10.5.
     “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
     “Insolvent”: pertaining to a condition of Insolvency.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.
     “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(1)	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)	any Interest Period for any (i) R-1 Revolving Credit Loan that would otherwise extend beyond the Original Revolving Credit Termination Date shall end on the Original Revolving Credit Termination Date and (ii) R-2 Revolving Credit Loan that would otherwise extend beyond the New Revolving Credit Termination Date shall end on the New Revolving Credit Termination Date;

(3)	any Interest Period for any Term Loan that would otherwise extend beyond the date final payment is due on the Term Loans shall end on such date; and

(4)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
     “Investments”: as defined in Section 7.8.
     “Issuing Lender”: Fifth Third Bank, an Ohio banking corporation, as successor by merger with Fifth Third Bank, N.A. and any Revolving Credit Lender from time to time designated by the Borrowers as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.
     “L/C Commitment”: $50,000,000; provided, that at the option of the Borrowers, exercisable by written notice delivered to the Administrative Agent in connection with the delivery of a Revolving Commitment Increase Notice (as defined in Section 2.26), the L/C Commitment may, at the option of the Borrowers, be increased proportionately by the percentage increase in the Total Revolving Credit Commitment resulting from the consummation of the transaction described in such Revolving Commitment Increase Notice.
     “L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.
     “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
     “L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.
     “La Gloria Affiliate”: Delek Refining Ltd., a Texas limited partnership and a Wholly Owned Subsidiary of Holdings.
     “La Gloria Credit Facility”: the credit facility provided by financial institutions to the La Gloria Affiliate and Delek Pipeline Texas, Inc., the proceeds of which were used by the La Gloria Affiliate and Delek Pipeline Texas, Inc. to acquire the La Gloria refinery located in Tyler, Texas.
     “La Gloria Management Agreement”: the services agreement entered into between the La Gloria Affiliate and MAPCO Express, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “La Gloria Management Fee”: the monthly management fee paid to MAPCO Express by the La Gloria Affiliate pursuant to the La Gloria Management Agreement.

     “La Gloria Termination Condition”: the Administrative Agent shall have received satisfactory evidence from the Borrowers that the obligations of the Borrowers under the La Gloria Management Agreement have been transferred to Delek US Holdings, Inc. and that the Borrowers have no further outstanding obligations to provide any services thereunder.
     “Lehman”: Lehman Commercial Paper Inc.
     “Lehman Default Period”: any period during which Lehman, in its capacity as a Revolving Credit Lender, failed to fund its Revolving Credit Percentage of the amount of all requested borrowings of Revolving Credit Loans and continuing for so long as Lehman (or any of Lehman’s Affiliates or Related Funds) is in default of its obligation to (i) fund any Loan required to be funded by it, (ii) make any payment required by it, or (iii) fund any purchase of any participation to be made or funded by it, in each case in accordance with the terms of the Agreement. The Lehman Default Period commenced September 22, 2008 and remains in effect as of the Second Restatement Effective Date.
     “Lenders”: as defined in the preamble hereto.
     “Letters of Credit”: as defined in Section 3.1(a).
     “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
     “Loan”: any loan made by any Lender pursuant to this Agreement.
     “Loan Documents”: this Agreement, the Security Documents, the Existing Intercompany Subordinated Debt Subordination Agreements, the Applications and the Notes.
     “Loan Parties”: the Borrowers and each Subsidiary of a Borrower that is a party to a Loan Document.
     “Majority Facility Lenders”: with respect to any Facility, subject to the provisions of Section 10.21 hereof, the holders of more than 50% of (a) in the case of the Term Loan Facility, the aggregate unpaid principal amount of the Term Loans, and (b) in the case of the Revolving Credit Facility, (i) prior to the Original Revolving Credit Termination Date the Total Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding) and (ii) on and after the Original Revolving Credit Termination Date, the aggregate amount of the R-2 Revolving Credit Commitments plus the aggregate amount of any and all Revolving Extensions of Credit under the R-1 Revolving Credit Commitments outstanding at such time (or, if the R-2 Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding).
     “Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility from time to time.

     “MAPCO Express”: as defined in the preamble hereto.
     “Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
     “Material Environmental Amount”: an amount or amounts payable by the Borrowers and/or any of their Subsidiaries, in the aggregate in excess of $3,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
     “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or materials of any kind, whether or not any such substance or material is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.
     “MFC Intercompany Subordinated Debt”: the Indebtedness of the Borrower to Holdings permitted by Section 7.2(f) and subject to the MFC Intercompany Subordinated Debt Subordination Agreement.
     “MFC Intercompany Subordinated Debt Documentation”: the documentation evidencing the MFC Intercompany Subordinated Debt, including, without limitation, the MFC Intercompany Subordinated Debt Subordination Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Mortgaged Properties”: the real properties listed on Schedule 1.1A to the Existing Credit Agreement and any real property as to which a Mortgage was previously granted pursuant to Section 6.10 of the Existing Credit Agreement or is granted pursuant to Section 6.10 of this Agreement, in each case, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.
     “Mortgages”: each of the Existing Mortgages and each of the other mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.
     “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.
     “New Lender Supplement”: as defined in Section 2.26(b).
     “New Revolving Credit Lender”: as defined in Section 2.26(b).
     “New Revolving Credit Termination Date”: April 28, 2011.
     “Non-Excluded Taxes”: as defined in Section 2.18(b).
     “Non-Extending Lenders”: Revolving Credit Lenders existing as of December 10, 2009 that either (i) did not execute and deliver, as of December 10, 2009, a signature page to this Agreement, (ii) executed and delivered to the Administrative Agent, a signature page to this Agreement as of December 10, 2009 consenting to the amendment and restatement of the Existing Credit Agreement as set forth herein but not (B) a signature page to this Agreement on or prior to December 22, 2009 agreeing to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date. Anything herein to the contrary notwithstanding, Lehman shall be deemed a “Non-Extending Lender” for all purposes hereunder.
     “Non-U.S. Lender”: as defined in Section 2.18(f).
     “Note”: any promissory note evidencing any Loan.
     “Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided, that (i) obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.
     “Original Revolving Credit Termination Date”: April 28, 2010.
     “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Participant”: as defined in Section 10.6(b).
     “Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.
     “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
     “Permitted Group Two Property Disposition”: the Disposition of fee owned or leased real property interests of the Borrowers or any of their Subsidiaries to Persons that are not Affiliates of any Loan Party on an arms-length basis that shall yield (either individually or collectively in a series of related Dispositions that shall occur within any six month period) Total Consideration of at least six times the amount of Consolidated EBITDA generated by such real property interests during any twelve (12) month period ending on or after the date which is nine (9) months prior to the date of such Disposition or, with respect to a series of related Dispositions, prior to the date of the first Disposition of such series (calculated on an aggregate basis for all such real property interests that are part of the same or a related series of Dispositions occurring within any six month period, pursuant to one or more binding purchase agreements, which may involve different purchasers), as certified by a Responsible Officer, and accompanied by a Compliance Certificate containing all information and calculations necessary for determining the same. For the avoidance of doubt and notwithstanding anything to the contrary contained in the preceding sentence, if, after giving effect to the consummation of a Disposition (or series of related Dispositions) described in the preceding sentence, the Total Consideration applicable to such Disposition (or series of related Dispositions) is actually less than six times the amount of Consolidated EBITDA generated by such real property interests, as calculated in accordance with the preceding sentence (such shortfall in the amount of Total Consideration, the “Total Consideration Shortfall”), then such Disposition (or series of related Dispositions) shall still constitute a Permitted Group Two Property Disposition if, within ten days of the consummation of such Disposition (or the last Disposition in a series of related Dispositions), Borrowers make a voluntary prepayment of Term Loans (or Revolving Credit Loans if no Term Loans are then outstanding) in an amount equal to the Total Consideration Shortfall.

     “Permitted Investors”: the collective reference to Delek Group and its Control Investment Affiliates.
     “Permitted Transaction”: shall have the meaning set forth on Schedule L attached hereto, which schedule, together with any terms and conditions therein, shall be incorporated herein.
     “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Premcor Agreement”: the RPC Agreement General Terms and Conditions, dated as of May 30, 2001, among MAPCO Express and Williams Refining & Marketing, LLC, as amended, supplemented or otherwise modified from time to time.
     “Pricing Grid”: the table set forth below.

	Applicable Margin for Base		Applicable Margin for
	Rate Loans		Eurodollar Loans
	Revolving		Revolving
Consolidated Leverage Ratio	Credit Facility	Term Facility	Credit Facility	Term Facility
> 4.00 to 1.00	3.25%	3.75%	4.25%	4.75%
≤ 4.00 to 1.00 and > 3.50 to 1.00	3.00%	3.50%	4.00%	4.50%
≤ 3.50 to 1.00 and > 3.00 to 1.00	2.75%	3.25%	3.75%	4.25%
≤ 3.00 to 1.00	2.50%	3.25%	3.50%	4.25%
For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the applicable table of the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1. Notwithstanding the foregoing, upon the consummation of a Permitted Transaction, the table set forth above shall be superseded in its entirety by the table set forth in Schedule 1.1D hereto.

     “Prior Administrative Agent”: Lehman.
     “Projections”: as defined in Section 6.2(c).
     “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
     “Purchase Price Refund”: any amount received by a Borrower or any Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by such Borrower or any Subsidiary.
     “Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.
     “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of a Borrower or any of its Subsidiaries.
     “Refunded Swing Line Loans”: as defined in Section 2.24(b).
     “Register”: as defined in Section 10.6(c).
     “Regulation H”: Regulation H of the Board as in effect from time to time.
     “Regulation U”: Regulation U of the Board as in effect from time to time.
     “Reimbursement Obligation”: the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
     “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds) received by a Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans and the Revolving Credit Loans pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.
     “Reinvestment Event”: any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrowers have delivered a Reinvestment Notice.
     “Reinvestment Notice”: a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that such Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds), Purchase Price Refund or Recovery Event to acquire or repair assets useful in its business.

     “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the related Borrower’s business.
     “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event, provided that, such date shall be extended, if the relevant Borrower or any of its Subsidiaries shall have entered into a definitive agreement to acquire or fund the construction or acquisition of assets (other than inventory) useful in such Borrower’s or a Subsidiary’s business, or to make capital improvements to such assets (including leased assets) prior to, or within twelve months after, such Reinvestment Event, to the date which is eighteen months after such Reinvestment Event and (b) the date on which the relevant Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in such Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.
     “Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.
     “Remaining Dollar-Years”: with respect to any Term Loan at any date, the sum of the products obtained by multiplying (a) the amount of each remaining scheduled payment of principal by (b) the number of years (calculated to the nearest twelfth) which will elapse between such date and the making of such payment.
     “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
     “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28,         .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
     “Required Lenders”: at any time, subject to the provisions of Section 10.21 hereof, the holders of more than 50% of (a) the aggregate unpaid principal amount of the Term Loans then outstanding plus (i) prior to the Original Revolving Credit Termination Date the Total Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding), or (ii) on and after the Original Revolving Credit Termination Date, the aggregate amount of the R-2 Revolving Credit Commitments plus the aggregate amount of any and all Revolving Extensions of Credit under the R-1 Revolving Credit Commitments outstanding at such time (or, if the R-2 Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding).
     “Required Prepayment Lenders”: the Majority Facility Lenders in respect of each Facility.
     “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
     “Resignation Agreement”: that certain Resignation, Waiver, Consent and Appointment Agreement made as of September 1, 2009 by and among the Administrative Agent, the Prior Administrative Agent, MAPCO Express, each of the other “Loan Parties” party thereto and each of the “Lenders” party hereto.
     “Responsible Officer”: with respect to any Borrower, the chief executive officer, president, chief financial officer or the treasurer of such Borrower, but in any event, with respect to financial matters, the chief financial officer or the treasurer of such Borrower.
     “Restricted Payments”: as defined in Section 7.6.
     “Revolving Commitment Increase Notice”: as defined in Section 2.26(a).
     “Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit and Swing Line Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1.1C hereto or New Lender Supplement delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. On and after the Second Restatement Effective Date, the Revolving Credit Commitments shall be designated as either the “R-1 Revolving Credit Commitment” or the “R-2 Revolving Credit Commitment,” with the R-1 Revolving Credit Commitment comprising the Revolving Credit Commitments of the Non-Extending Lenders and the R-2 Revolving Credit Commitment comprising the Revolving Credit Commitments of the Extending Lenders, in each case as of such date. Once designated an R-1 Revolving Credit Commitment or R-2 Revolving Credit Commitment, as applicable, the portion of the Revolving Credit Commitment so designated shall maintain such designation until the applicable Revolving Credit Commitment expires or is terminated in accordance with the terms of this Agreement; provided, that in the event the holder of an R-1 Revolving Credit Commitment becomes an “Extending Lender” after the Second Restatement Effective Date but on or prior to December 22, 2009 in accordance with the definition of “Extending Lender”, the R-1 Revolving Credit Commitment of such holder shall thereafter be deemed an “R-2 Revolving Credit Commitment” for all purposes under this Agreement; and provided, further, that in the event the holder of an R-1 Revolving Credit Commitment assigns all or a portion of its R-1 Revolving Credit Commitment to an Assignee in accordance with the provisions of Section 10.6(c) prior to the Original Revolving Credit Termination Date, the Borrowers may request that such Assignee agree to have such assigned R-1 Revolving Credit Commitment be deemed an “R-2 Revolving Credit Commitment” and, upon any such agreement by such Assignee, such assigned R-1 Revolving Credit Commitment shall thereafter be deemed an “R-2 Revolving Credit Commitment” for all purposes under this Agreement. Notwithstanding anything herein to the contrary, Revolving Credit Loans shall be made (and, where applicable hereunder, deemed made), and participating interests in Swing Line Loans and Letters of Credit purchased (and, where applicable hereunder, deemed purchased), under R-1 Revolving Credit Commitments and

R-2 Revolving Credit Commitments on a pro rata basis based on the then aggregate amounts thereof, it being agreed to and understood that no Borrower nor any Revolving Credit Lender shall have the right to specifically allocate Revolving Credit Loans or purchases of participating interests in Swing Line Loans and Letters of Credit to a particular subdivision of the Revolving Credit Commitment. The aggregate amount of the Total Revolving Credit Commitments as of December 10, 2009 (a) from and including the Second Restatement Effective Date and prior to the Original Revolving Credit Termination Date, is $120,000,000 (which, for purposes of clarification, shall include the $12,000,000 commitment of Lehman unavailable due to Lehman’s bankruptcy), and (b) from and including the Original Revolving Credit Termination Date, is $70,300,000 (which, for purposes of clarification, shall not include the $12,000,000 commitment of Lehman unavailable due to Lehman’s bankruptcy).
     “Revolving Credit Commitment Period”: (i) with respect to the obligation of (A) the Revolving Credit Lenders to make Revolving Credit Loans under the R-1 Revolving Credit Commitment and (B) the Issuing Lenders that are Non-Extending Lenders to issue Letters of Credit under the L/C Commitment, the period from and including the Second Restatement Effective Date to the Original Revolving Credit Termination Date and (ii) with respect to the obligation of (A) the Revolving Credit Lenders to make Revolving Credit Loans under the R-2 Revolving Credit Commitment, (B) the Issuing Lenders that are Extending Lenders to issue Letters of Credit under the L/C Commitment and (C) the Swing Line Lender to make Swing Line Loans under the Swing Line Commitment, the period from and including the Second Restatement Effective Date to the New Revolving Credit Termination Date.
     “Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.1.
     “Revolving Credit Increase Effective Date”: as defined in Section 2.26(f).
     “Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.
     “Revolving Credit Loans”: as defined in Section 2.4. From and after the Second Restatement Effective Date, the Revolving Credit Loans shall be designated as either R-1 Revolving Credit Loans or R-2 Revolving Credit Loans, with “R-1 Revolving Credit Loans” being Revolving Credit Loans made under R-1 Revolving Credit Commitments and “R-2 Revolving Loans” being Revolving Credit Loans made under R-2 Revolving Credit Commitments.
     “Revolving Credit Note”: as defined in Section 2.6.
     “Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding). On the Original Revolving Credit Termination Date, after giving effect to the termination of the R-1 Revolving Credit Commitments, the Revolving Credit Percentage of each Revolving Credit Lender shall be automatically adjusted to equal the percentage by which such Revolving Credit Lender’s R-2 Revolving Credit Commitment bears to the aggregate R-2 Revolving Credit Commitments of all Revolving Credit Lenders.
     “Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.
     “Revolving Offered Increase Amount”: as defined in Section 2.26(a).
     “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
     “Second Restatement Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than December 11, 2009.
     “Secured Parties”: as defined in the Guarantee and Collateral Agreement.
     “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
     “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
     “Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
     “Specified Hedge Agreement”: any Hedge Agreement entered into by a Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

     “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.
     “Subsidiary Guarantor”: each Subsidiary of the Borrowers that is a party to the Guarantee and Collateral Agreement.
     “Syndication Agent”: as defined in the preamble hereto.
     “Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.23 in an aggregate principal amount at any one time outstanding not to exceed $7,000,000; provided, that at the option of the Borrowers, exercisable by written notice delivered to the Administrative Agent and the Swing Line Lender in connection with the delivery of a Revolving Commitment Increase Notice, the Swing Line Commitment may, at the option of the Borrowers, be increased proportionately by the percentage increase in the Total Revolving Credit Commitment resulting from the consummation of the transaction described in such Revolving Commitment Increase Notice.
     “Swing Line Lender”: Fifth Third Bank, on Ohio banking corporation, successor by merger with Fifth Third Bank, N.A., in its capacity as the lender of Swing Line Loans.
     “Swing Line Loans”: as defined in Section 2.23(a).
     “Swing Line Note”: as defined in Section 2.6(e).
     “Swing Line Participation Amount”: as defined in Section 2.24(c).
     “Tax Sharing Agreement”: the Tax Sharing Agreement, dated as of April 28, 2005, among Holdings and its direct and indirect wholly-owned Subsidiaries which are corporations, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Term Loan”: as defined in Section 2.1. The aggregate amount of the Term Loan outstanding as of the Second Restatement Effective Date is $81,817,659.90.
     “Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1.1C hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
     “Term Loan Lender”: each Lender that is the holder of Term Loans.

     “Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Second Restatement Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).
     “Term Note”: as defined in Section 2.6(e).
     “Title Insurance Company”: as defined in Section 5.1(u).
     “Total Consideration”: means the aggregate Net Cash Proceeds received by the Borrower or its Subsidiaries in connection with a Disposition of any fee owned or leased real property interest of the Borrower or any of its Subsidiaries that is the subject of a Permitted Group Two Property Distribution.
     “Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
     “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
     “Transferee”: as defined in Section 10.14.
     “Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
     “Weighted Average Life to Maturity”: with respect to any Loan at any date, the number of years obtained by dividing the Remaining Dollar-Years of such Loan by the outstanding principal amount of such Loan.
     “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
     “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of a Borrower.
     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
     2.1 Term Loan Commitments. Borrowers acknowledge and agree that, immediately prior to the effectiveness of this Agreement, the outstanding principal amount of the “Term Loan” under the Existing Credit Agreement is $81,817,659.90 (the “Existing Term Loans”), all of which Existing Term Loans hereby shall be deemed to have been, and on the Second Restatement Effective Date will be and become, outstanding term loans hereunder (collectively, the “Term Loans”) in like amount without constituting a novation. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11. The Borrowers expressly acknowledge that the Existing Term Loans, as amended and restated hereby, constitute Term Loans hereunder from and after the Second Restatement Effective Date and that the Term Loans are not subject to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Person against Administrative Agent or any Lender (each of which defenses, set-off and counterclaim are hereby waived).
     2.2 Intentionally Omitted.
     2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 6 consecutive quarterly installments, commencing on December 31, 2009, and one final installment due on April 28, 2011, each of which installments shall be in an amount equal to such Lender’s Term Loan Percentage multiplied by the amount set forth below opposite such installment of the aggregate principal amount of Term Loans outstanding on the Second Restatement Effective Date:

Installment
Installment Date	Amount
December 31, 2009	$412,500
March 31, 2010	$412,500
June 30, 2010	$412,500
September 30, 2010	$412,500

Installment
Installment Date	Amount
December 31, 2010	$412,500
March 31, 2011	$412,500
April 28, 2011	Remaining principal balance of Term Loans
     2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) (which Revolving Credit Loans shall be R-1 Revolving Credit Loans to the extent funded, or deemed funded, under R-1 Revolving Credit Commitments and R-2 Revolving Credit Loans to the extent funded, or deemed funded, under R-2 Revolving Credit Commitments) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11; provided, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the (x) Original Revolving Credit Termination Date, in the case of R-1 Revolving Credit Loans, or (y) New Revolving Credit Termination Date, in the case of R-2 Revolving Credit Loans.
          (b) Borrowers acknowledge and agree that, as of 9 a.m., Chicago time, on December 10, 2009, the outstanding principal amount of the “Revolving Credit Loans” under the Existing Credit Agreement is $42,030,000.07 (the “Existing Revolving Credit Loans”), all of which Existing Revolving Credit Loans shall, on the Second Restatement Effective Date, be and become outstanding Revolving Credit Loans hereunder in like amount without constituting a novation. The Borrowers expressly acknowledge that the Existing Revolving Credit Loans constitute Revolving Credit Loans hereunder from and after the Second Restatement Effective Date and that such Revolving Credit Loans are not subject to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Person against Administrative Agent or any Lender (each of which defenses, set-off and counterclaim are hereby waived).
          (c) The Borrowers shall repay all outstanding R-1 Revolving Credit Loans on the Original Revolving Credit Termination Date and all outstanding R-2 Revolving Credit Loans on the New Revolving Credit Termination Date.

     2.5 Procedure for Revolving Credit Borrowing. Each Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that such Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrowers, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.24. Upon receipt of any such Borrowing Notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent in like funds as received by the Administrative Agent.
     2.6 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally jointly and severally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each R-1 Revolving Credit Loan of such Revolving Credit Lender on the Original Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to SECTION 8), (ii) the then unpaid principal amount of each R-2 Revolving Credit Loan of such Revolving Credit Lender on the New Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to SECTION 8), (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to SECTION 8) and (iv) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the New Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further jointly and severally agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.
          (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will promptly execute and deliver to such Lender a promissory note of the Borrowers evidencing any Term Loans, R-1 Revolving Credit Loans, R-2 Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2, G-3 or G-4, respectively (a “Term Note”, “R-1 Revolving Credit Note”, “R-2 Revolving Credit Note” or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Second Restatement Effective Date or the making (or deemed making) of the Loans or issuance of Letters of Credit on the Second Restatement Effective Date; and provided, further, that all Notes outstanding as of the Second Restatement Effective Date shall be deemed to reflect whether the Loans and Commitments evidenced thereby are R-1 Revolving Credit Loans, R-2 Revolving Credit Loans, R-1 Revolving Credit Commitments, R-2 Revolving Credit Commitments, Term Loans or Swing Line Loans, based on whether the Lender holding such Notes is a Extending Lender or Non-Extending Lender as of such date.
     2.7 Commitment Fees, etc. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Second Restatement Effective Date to the last day of the Revolving Credit Commitment Period applicable to each such Revolving Credit Lender, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Original Revolving Credit Termination Date or New Revolving Credit Termination Date, as applicable, commencing on the first of such dates to occur after the date hereof.
          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent.
     2.8 Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of

Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect (and pro rata to the R-1 Revolving Credit Commitments and R-2 Revolving Credit Commitments of the Revolving Credit Lenders based on the respective amounts thereof, it being understood that in no event shall Borrowers be permitted to voluntarily reduce or terminate one Class of Revolving Credit Commitments versus another Class of Revolving Credit Commitments).
     2.9 Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 noon, New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 12:00 noon, New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.19, (ii) no prior notice is required for the prepayment of Swing Line Loans and (iii) each such voluntary prepayment of Revolving Credit Loans shall be applied ratably to each Class of Revolving Credit Loans based on the outstanding principal balances thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.
     2.10 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrowers or any of their Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 and any Indebtedness of the Borrowers in favor of Holdings which is subject to any of the Existing Intercompany Subordinated Debt Subordination Agreements), then on the date of such incurrence, the Term Loans and the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the Borrowers or any of their Subsidiaries.
          (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued by the Borrowers or any of their Subsidiaries (other than in connection with a capital contribution by Holdings to the Capital Stock of the Borrowers or any of their respective Subsidiaries), then on the date of such issuance, the Term Loans and

Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to 50% of the amount of the Net Cash Proceeds of such issuance, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the issuance of any Capital Stock by any entity whose Capital Stock is pledged pursuant to the Guarantee and Collateral Agreement.
          (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrowers or any of their Subsidiaries shall receive Net Cash Proceeds (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds) from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by a Borrower or such Subsidiary of such Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, the Term Loans and the Revolving Credit Loans shall be prepaid (without a corresponding reduction of the Revolving Credit Commitments), and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of such Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, as set forth in Section 2.10(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, of Asset Sales and Recovery Events that my be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $8,000,000 in any fiscal year of the Borrowers and (ii) on each Reinvestment Prepayment Date the Term Loans and Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.
          (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrowers commencing with the fiscal year ending December 31, 2009, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans and the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitment) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.10(e). Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrowers referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.
          (e) Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans, second, to the prepayment of the Revolving Credit Loans (ratably to R-1 Revolving Credit Loans and R-2 Revolving Credit Loans) and, third, to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.

     2.11 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) The Borrowers may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if a Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
     2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.
     2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.
          (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.
          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
     2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).
     2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders

(as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
     2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
          (b) Each mandatory prepayment required by Section 2.10 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities, except in the case of the prepayment and replacement of the Term Loans under any Facility in the circumstances described in the last paragraph of Section 10.1. Each payment (including each prepayment) on account of principal of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.
          (c) Except as set forth in Section 2.6, each payment (including each prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders (and pro rata to the R-1 Revolving Credit Loans and R-2 Revolving Credit Loans of the Revolving Credit Lenders based on the respective amounts thereof). Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.
          (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such

Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.
          (e) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing made available by the Administrative Agent to the relevant Borrower is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrowers.
          (g) Unless the Administrative Agent shall have been notified in writing by the Borrowers prior to the date of any payment due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.
          (h) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.
     2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or
     (ii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     2.18 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (f) of this Section, (ii) that are attributable to the certifications made in the forms delivered by such Lender pursuant to (d), (e) or (f) of this Section being untrue or inaccurate on the date delivered in any material respect or (iii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph (a).
          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. Notwithstanding anything to the contrary in this Section 2.18(c), the Borrowers shall not be obligated to indemnify any Agent or any Lender for any portion of such incremental taxes, interest or penalties accruing on such Non-Excluded Taxes or Other Taxes to the extent such liability is attributable to a failure or delay by the Agent or such Lender, as applicable, in making demand for such Non-Excluded Taxes or Other Taxes. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN claiming eligibility of such Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.18(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
          (e) Upon a Borrower’s reasonable request, each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Agent two copies of U.S. Internal Revenue Service Form W-9 (or applicable successor form).
          (f) A Lender (or Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or Transferee) is legally entitled to complete, execute and deliver such documentation and in such Lender’s (or Transferee’s) reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender (or Transferee).
          (g) If the Agent or a Lender determines, in its discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.18 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) by the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
     2.19 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.
     2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(b) or 2.20 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(b) or 2.20.
     2.22 Replacement of Lenders under Certain Circumstances. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or gives a notice of illegality pursuant to Section 2.20 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.18 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.20, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.
     2.23 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrowers in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.
          (b) The Borrowers shall repay each outstanding Swing Line Loan on the date that is the earlier of (x) the New Revolving Credit Termination Date and (y) the date that is the seventh Business Day after the date on which such Swing Line Loan is made. In addition, the Borrowers shall repay each outstanding Swing Line Loan on the Original Revolving Credit Termination Date (other than with proceeds of an R-1 Revolving Credit Loan).
     2.24 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) The Borrowers may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrowers shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing by facsimile (which written facsimile notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrowers not later than 3:00 P.M., New York City time, on such Borrowing Date in like funds as received by the Administrative Agent.
          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.
          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.24(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrowers, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.24(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.24(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
          (e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.24(b) and to purchase participating interests pursuant to Section 2.24(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     2.25 Intentionally Omitted.
     2.26 Increases in Revolving Credit Commitments. (a) At any time and from time to time after the Second Restatement Effective Date and prior to the New Revolving Credit Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may, by written notice to the Administrative Agent (a “Revolving Commitment Increase Notice”), which notice shall promptly be copied to each Lender, request an increase in the Total Revolving Credit Commitments in an aggregate principal amount up to the sum of (x) $60,000,000, plus (y) the R-1 Revolving Credit Commitment then in effect (after taking into account the proviso contained in the third to last sentence of the definition of “Revolving Credit Commitment”) or, in the event the Original Revolving Credit Termination Date shall have occurred, the R-1 Revolving Credit Commitment in effect immediately prior to the Original Revolving Credit Termination Date (after taking into account the proviso contained in the third to last sentence of the definition of “Revolving Credit Commitment”), (the “Revolving Offered Increase Amount”); provided, that in no event shall the Total Revolving Credit Commitments be increased to an amount in excess of $180,000,000, and provided, further, that each such Revolving Offered Increase Amount shall be in minimum amounts of not less than $5,000,000. The Borrowers may, at their election, (i) offer one or more of the Revolving Credit Lenders the opportunity to provide all or a portion of any Revolving Offered Increase Amount pursuant to subparagraph (c) below and/or (ii) with the consent of the Swing Line Lender, each Issuing Lender and the Administrative Agent (which consent shall not be unreasonably withheld), and with the assistance of the Administrative Agent, offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of such Revolving Offered

Increase Amount pursuant to subparagraph (b) below. Each Revolving Commitment Increase Notice shall specify which Revolving Credit Lenders and/or banks, financial institutions or other entities the Borrowers desire to provide such Revolving Offered Increase Amount. The Borrowers or, if requested by the Borrowers, the Administrative Agent will notify such Revolving Credit Lenders, and/or banks, financial institutions or other entities.
          (b) Any additional bank, financial institution or other entity that the Borrowers select to offer participation in any increased Total Revolving Credit Commitments and that elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to clause (ii) of Section 2.26(a) shall execute a New Lender Supplement with the Borrowers, the Swing Line Lender, each Issuing Lender and the Administrative Agent, substantially in the form of Exhibit J (a “New Lender Supplement”), whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000 and shall be designated as an R-2 Revolving Credit Commitment.
          (c) Any Revolving Credit Lender that accepts an offer to it by the Borrowers to increase its Revolving Credit Commitment pursuant to clause (i) of Section 2.26(a) shall, in each case, execute a “Commitment Increase Supplement” with the Borrowers, the Swing Line Lender, each Issuing Lender and the Administrative Agent, substantially in the form of Exhibit K, whereupon such Revolving Credit Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.
          (d) On any Revolving Credit Increase Effective Date, (i) each bank, financial institution or other entity that is a New Revolving Credit Lender pursuant Section 2.26(b) or any Revolving Credit Lender that has increased its Revolving Credit Commitment pursuant to Section 2.26(c) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Revolving Credit Lenders, each Revolving Credit Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Revolving Credit Percentage of such Revolving Credit Loans and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans of all the Revolving Credit Lenders to equal its Revolving Credit Percentage of such outstanding Revolving Credit Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers in accordance with the requirements of Section 2.5). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.19 if the deemed payment occurs other than on the last day of the related Interest Periods.

          (e) Notwithstanding anything to the contrary in this Section 2.26, (i) in no event shall any transaction effected pursuant to this Section 2.26 cause the sum of Total Revolving Credit Commitments and outstanding Term Loans to exceed $261,817,659.90, (ii) in no event may the Borrowers deliver more than six Revolving Commitment Increase Notices, (iii) in no event shall there be more than six Revolving Credit Increase Effective Dates and (iv) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.
          (f) The increase in the Revolving Credit provided pursuant to this Section 2.26 shall be effective on the date (the “Revolving Credit Increase Effective Date”) the Administrative Agent, for the benefit of the Lenders receives (i) a legal opinion of counsel to the Borrowers covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent and (ii) certified copies of resolutions of the Borrowers authorizing such Revolving Offered Increase Amount.
          (g) Prior to or concurrently with the initial increase of the Revolving Credit Commitments pursuant to this Section 2.26, to the extent not previously delivered, the Administrative Agent shall have received a mortgage amendment increasing the amount of the Facilities covered to $261,817,659.90 for each Mortgage as the Administrative Agent shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property, executed and delivered by a duly authorized officer of the relevant Loan Party.
SECTION 3. LETTERS OF CREDIT
     3.1 L/C Commitment. (a) As of the Second Restatement Effective Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement and the other Loan Documents applicable to Letters of Credit issued hereunder. Each Lender with a Revolving Credit Commitment agrees that its obligations with respect to Letters of Credit pursuant to this Section 3.1 shall include the Existing Letters of Credit and the Borrowers hereby (x) represent, warrant, agree, covenant and reaffirm that they have no defense, set off, claim or counterclaim against the Administrative Agent and the Lenders with regard to their Obligations in respect of such Existing Letters of Credit and (y) reaffirm their obligations to reimburse the Issuing Lender for amounts drawn under such Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Second Restatement Effective Date pursuant to this SECTION 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the Borrowers on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the New Revolving

Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
     3.2 Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the relevant Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.
     3.3 Fees and Other Charges. (a) The Borrowers will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to 1.50%, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrowers shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it equal to a percentage to be agreed upon between the relevant Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.
          (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
     3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in SECTION 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          (b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.
     3.5 Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrowers to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.24 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.24), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.
     3.6 Obligations Absolute. Each Borrower’s obligations under this SECTION 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.
     3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.
     3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this SECTION 3, the provisions of this SECTION 3 shall apply.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby jointly and severally represents and warrants to each Agent and each Lender that:
     4.1 Financial Condition. (a) The unaudited consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as at September 30, 2009 (including the notes thereto) (the “Balance Sheet”), copies of which have heretofore been furnished to each Lender. The Balance Sheet has been prepared based on the best information available to the Borrowers as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated combined financial position of the Borrowers and their consolidated Subsidiaries as at September 30, 2009, assuming that the events specified in the preceding sentence had actually occurred at such date.
          (b) The audited consolidated balance sheets of MAPCO Express and its consolidated Subsidiaries as at December 31, 2008, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of MAPCO Express and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrowers and their Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2008 to and including the date hereof there has been no Disposition by the Borrowers and their Subsidiaries of any material part of their business or Property.
     4.2 No Change. Since December 31, 2008 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
     4.3 Corporate Existence; Compliance with Law. Each of the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to so qualify would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Subject to Schedule 4.4 of the Existing Credit Agreement, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the

Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
     4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
     4.7 No Default. None of the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
     4.8 Ownership of Property; Liens. Except as described on Schedule 4.8 to the Existing Credit Agreement, each of the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.
     4.9 Intellectual Property. Each of the Borrowers and each of their Subsidiaries owns, or is licensed to use, all intellectual property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property, nor does any Borrower know of any valid basis for any such claim. The use of intellectual property by the Borrowers and their Subsidiaries does not, to their knowledge after due inquiry, infringe on the rights of any Person in any material respect.
     4.10 Taxes. Each of the Borrowers and each of their have filed or caused to be filed all federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no material tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge (other than Liens for current taxes not yet due and payable).
     4.11 Federal Regulations. No part of the proceeds of any loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
     4.12 Labor Matters. There are no strikes or other labor disputes against the Borrowers or any of their Subsidiaries pending or, to the knowledge of any Borrower, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. All payments due from the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Borrower or the relevant Subsidiary.
     4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period on the assets of a Borrower or any Commonly Controlled Entity. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. None of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if a Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent.
     4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
     4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 of the Existing Credit Agreement constitute all the Subsidiaries of the Borrowers as of the Second Restatement Effective Date. Schedule 4.15 of the Existing Credit Agreement sets forth as of the Second Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any of their Subsidiaries.
     4.16 Use of Proceeds. The proceeds of the Term Loans were used to finance the “Transactions” and the “Delek US Dividend” (each as defined in the Existing Credit Agreement), and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit shall be used for general corporate purposes.
     4.17 Environmental Matters. Subject to Schedule 4.17 of the Existing Credit Agreement, other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount (after giving effect to any insurance coverage or any third party indemnity as to which the third party indemnitor has acknowledged coverage):
          (a) Each Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
          (b) Materials of environmental concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to liability of the Borrowers or any of their Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrowers or any of their Subsidiaries, or (ii) interfere with the Borrowers’ or any of their Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrowers or any of their Subsidiaries (it being understood that noncompliance with this clause (iii) shall be deemed not to constitute a breach of this Section 4.17(b)(iii) if such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Borrower or any of its Subsidiaries is, or to the knowledge of the Borrowers or any of their Subsidiaries will be, named as a party that is pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened.

          (d) None of the Borrowers nor any of their Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.
          (e) None of the Borrowers nor any of their Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
          (f) None of the Borrowers nor any of their Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.
     4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
     4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) of the Existing Credit Agreement (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings and actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (other than Deposit Accounts, to the extent that there are no control agreements with respect thereto), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).
          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and each Mortgage shall constitute, or shall continue to constitute, as applicable, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).
     4.20 Solvency. Each Loan Party is, and after giving effect to the consummation of the transactions contemplated by this Agreement and the incurrence (or deemed incurrence) of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
     4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).
SECTION 5. CONDITIONS PRECEDENT
     5.1 Conditions to Effectiveness. The occurrence of the Second Restatement Effective Date and the agreement of each Lender to make extensions of credit requested to be made by it hereunder (or deemed to be made by it hereunder) are subject to the satisfaction of the following conditions precedent:
          (a) Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower.
          (b) Intentionally Omitted.
          (c) Existing Intercompany Subordinated Debt. The maturity date of all of the Existing Intercompany Subordinated Debt shall have been extended to at least December 31, 2011, pursuant to documentation reasonably acceptable to the Administrative Agent.
          (d) Balance Sheet; Financial Statements. The Lenders shall have received (i) the Balance Sheet and (ii) unaudited interim consolidated financial statements of MAPCO Express and its consolidated Subsidiaries for each quarterly period ended subsequent to December 31, 2008 as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of MAPCO Express and its consolidated Subsidiaries, taken as a whole, as reflected in the financial statements.

          (e) Approvals. All governmental and third party approvals (including landlords’ and other consents) (i) materially necessary in connection with the continuing operations of the Borrowers and their Subsidiaries, taken as a whole, and (ii) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.
          (f) Related Agreements. The Administrative Agent shall have received (delivered by a method reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by MAPCO Express, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
          (g) Intentionally Omitted.
          (h) Existing Intercompany Subordinated Debt; Existing Intercompany Subordinated Debt Subordination Agreements. The Existing Intercompany Subordinated Debt of the Loan Parties outstanding on the Second Restatement Effective Date shall have been amended on terms and conditions reasonably satisfactory to the Administrative Agent to (i) permit the Facilities, (ii) reaffirm the subordination of the obligations of the Loan Parties in respect of such Indebtedness to the Obligations of Loan Parties in respect of the Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (iii) provide that no cash payment of principal or interest with respect to any of the Existing Intercompany Subordinated Debt shall be payable prior to December 31, 2011 and (iv) extend the final maturity of such intercompany Indebtedness to a date not earlier than December 31, 2011. The Administrative Agent shall have received amendments to each of the Existing Intercompany Subordinated Debt Subordination Agreements, each in form and substance satisfactory to the Administrative Agent, executed and delivered by a duly authorized officer of Holdings and MAPCO Express.
          (i) Intentionally Omitted.
          (j) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Second Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Second Restatement Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Second Restatement Effective Date.
          (k) Intentionally Omitted.
          (l) Intentionally Omitted.
          (m) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties in which a security interest may be created under the Uniform

Commercial Code, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.
          (n) Intentionally Omitted.
          (o) Intentionally Omitted.
          (p) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Second Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
          (q) Legal Opinions. The Administrative Agent shall have received the legal opinion of Bass, Berry Sims PLC., counsel to the Borrowers and their Subsidiaries, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.
          (r) PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Second Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.
     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit made or deemed made on the Second Restatement Effective Date) is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
     Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
     Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall and shall cause each of its Subsidiaries to:
     6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the (i) audited consolidated balance sheet of MAPCO Express and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and (ii) an audited combined balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such year and the related audited combined statements of income and of cash flows for such year, in each case setting forth in comparative form the figures as of the end of and for the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and
          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, (i) the unaudited consolidated balance sheet of MAPCO Express and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, and (ii) an unaudited combined balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such quarter and the related unaudited combined statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and
          (c) as soon as available and in any event within 30 days after the end of each calendar month, a summary report as to the economic terms of each Hedge Agreement (other than interest rate swaps and other similar transactions that hedge interest rate risk) to which any Borrower or any of their Subsidiaries is a party, including obligations of any Borrower or any of their Subsidiaries under such Hedge Agreement as of the end of such calendar month;
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
     6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (f), to the relevant Lender:
          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);
          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of each Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officers have obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrowers, as the case may be, and (y) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;
          (c) as soon as available, and in any event no later than 50 days after the end of each fiscal year of the Borrowers, a detailed combined budget for the following fiscal year (including a projected combined balance sheet of the Borrowers and their Subsidiaries as of the end of the following fiscal year, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of each Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officers have no reason to believe that such Projections are incorrect or misleading in any material respect;
          (d) within 50 days after the end of each fiscal quarter of the Borrowers, a narrative discussion and analysis of the combined financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;
          (e) within five days after the same are sent, copies of all financial statements and reports that a Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that a Borrower may make to, or file with, the SEC; and
          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
     6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.
     6.4 Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Subject to Section 7.4, preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition in all material respects, ordinary wear and tear, casualty and condemnation excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and environmental insurance in coverage and amounts reasonably satisfactory to the Administrative Agent.
     6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but not more than two visits in any calendar year unless an Event of Default has occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their independent certified public accountants (such discussions with the independent certified accountants to be in the presence of an officer of employee of the Borrowers or their Subsidiaries).
     6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
          (a) the occurrence of any Default or Event of Default;
          (b) any (i) default or event of default under any Contractual Obligation of a Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between a Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;
          (c) any litigation or proceeding against a Borrower or any of its Subsidiaries (i) in which the amount involved is $3,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
          (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien on the assets of a Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or a Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) as soon as possible and in any event within 30 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Borrowers and their Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Borrower or any of its Subsidiaries, which denial, revocation or refusal would reasonably be expected to materially impact any Borrower or any of its Subsidiaries;
          (f) any material amendment, modification, supplement or waiver to the La Gloria Management Agreement (unless the La Gloria Termination Condition has been satisfied) or any of the Existing Intercompany Subordinated Debt Documentation; provided that, it is understood and agreed that a reduction in amounts payable to MAPCO Express under the La Gloria Management Agreement will not constitute a material amendment, modification, supplement or waiver to the La Gloria Management Agreement, unless such amounts payable to MAPCO Express are less than the amounts payable to MAPCO Express as of the Second Restatement Effective Date; and
          (g) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the related Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower or the relevant Subsidiary proposes to take with respect thereto.
     6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
          (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any of the Borrowers or any of their Subsidiaries or to materially affect any real property owned or leased by any of them; and use reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that would reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any of the Borrowers or any of their Subsidiaries. Noncompliance with any of the foregoing shall be deemed not to constitute a breach of this Section 6.8(c); provided that, upon learning of such noncompliance or suspected noncompliance, the Borrower shall promptly undertake reasonable efforts to achieve compliance, and provided further that, such noncompliance and any other noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     6.9 Intentionally Omitted.
     6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Second Restatement Effective Date by any Borrower or any of its Subsidiaries (other than (x) any real property or any Property described in paragraph (c) of this Section, (y) vehicles or any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (other than Deposit Accounts, unless otherwise requested to take such action by the Administrative Agent, in its sole reasonable discretion), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to (i) any fee interest in any real property having an aggregate appraised value (together with improvements thereof) of at least $1,000,000 acquired in one or a series of transactions after the Second Restatement Effective Date by any Borrower or any of its Subsidiaries (including any such real property owned by any new Subsidiary acquired after the Second Restatement Effective Date and excluding any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)) or (ii) subject to the related Loan Party obtaining the required landlord consent (provided that, each Loan Party shall use commercially reasonable efforts to obtain such consent), any leasehold interest in any real property having an aggregate appraised value of at least $1,000,000 acquired or leased (including any leasehold property interest owned by any new Subsidiary acquired after the Second Restatement Effective Date) in one or a series of transactions after the Second Restatement Effective Date by any Borrower or any of its Subsidiaries, promptly (1) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (2) deliver to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (3) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (4) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 6.10(b), (i) in the event that the Borrower is required to obtain flood insurance for any parcel of real property owned in fee with an aggregate appraised value of less than $2,000,000 or a leasehold interest in any real property with an aggregate appraised value of less than $2,000,000 which would otherwise be subject to the requirements of this Section 6.10(b) and the Borrower believes the premiums for such flood insurance to be uneconomical, subject to the following clause (ii), at the Borrower’s written request, the Administrative Agent shall waive the Borrower’s compliance with this Section 6.10(b), provided that, the Borrower has provided the Administrative Agent satisfactory support for such determination, and (ii) the aggregate appraised value of real property either owned in fee or subject to a leasehold interest excluded from the provisions of this Section 6.10(b) may not at any time exceed an amount equal to 2% of the total asset value of the Borrower and its Subsidiaries.
          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Second Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by any Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Second Restatement Effective Date by any Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by such Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
     6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrowers or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrowers or any of their Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
SECTION 7. NEGATIVE COVENANTS
     Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
     7.1 Financial Condition Covenants.
          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated
Fiscal Quarter	Leverage Ratio
FQ4 2009	4.30 to 1.00
FQ1 2010	3.90 to 1.00
FQ2 2010	3.90 to 1.00
FQ3 2010	3.90 to 1.00
FQ4 2010 and thereafter	3.60 to 1.00
          (b) Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio for any period of four consecutive fiscal quarters of the

Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Adjusted Interest
Fiscal Quarter	Coverage Ratio
FQ4 2009	1.75 to 1.00
FQ1 2010	1.85 to 1.00
FQ2 2010	1.85 to 1.00
FQ3 2010	1.85 to 1.00
FQ4 2010 and thereafter	2.00 to 1.00
          (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Fixed Charge
Fiscal Quarter	Coverage Ratio
FQ4 2009 and thereafter	1.25 to 1.00
          (d) Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated Adjusted
Fiscal Quarter	Leverage Ratio
FQ4 2009	5.85 to 1.00
FQ1 2010	5.35 to 1.00
FQ2 2010	5.35 to 1.00
FQ3 2010	5.35 to 1.00
FQ4 2010 and thereafter	4.85 to 1.00
     7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness of any Loan Party pursuant to any Loan Document;
          (b) Indebtedness of any Borrower to any other Borrower or any of their Subsidiaries and of any Wholly Owned Subsidiary Guarantor to the Borrowers or any other Subsidiary;

          (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;
          (d) Intentionally Omitted;
          (e) Guarantee Obligations made in the ordinary course of business by the Borrowers or any of their Subsidiaries of obligations of any Borrower or any Subsidiary Guarantor;
          (f) Unsecured Indebtedness of MAPCO Express to Holdings, which Indebtedness was assumed by MAPCO Express from MAPCO Family as a result of the merger of MAPCO Family with and into MAPCO Express in an aggregate principal amount not exceeding $11,500,000 at any one time outstanding evidenced, provided that, such Indebtedness (i) is fully subordinated to the Obligations pursuant to the MFC Intercompany Subordinated Debt Subordination Agreement, (ii) does not require a cash payment of principal or interest prior to December 31, 2011, and (iii) the final maturity of such Indebtedness is not earlier than December 31, 2011;
          (g) Additional unsecured Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $5,000,000 at any one time outstanding;
          (h) Additional Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $1,000,000 at any one time outstanding;
          (i) Intentionally Omitted;
          (j) Unsecured Indebtedness of MAPCO Express to Holdings pursuant to the Calfee Acquisition Note; provided, that such unsecured Indebtedness (i) is fully subordinated to the Obligations pursuant to the Calfee Intercompany Subordinated Debt Subordination Agreement, (ii) does not require a cash payment of principal or interest prior to December 31, 2011, (iii) has an applicable interest rate not exceeding 9% per annum, and (iv) the final maturity of such Indebtedness is not earlier than December 31, 2011; and
          (k) Indebtedness of the Borrower and its Subsidiaries in respect of Capital Lease Obligations incurred in a sale and leaseback transaction permitted by Section 7.10.
     7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings;
          (c) Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
          (d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (e) Easements, rights-of-way, restrictions and other similar non-monetary encumbrances which (x) with respect to Liens created on or prior to the Second Restatement Effective Date, do not materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries, and (y) with respect Liens created after the Second Restatement Effective Date, are incurred in the ordinary course of business that do not in any case materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;
          (f) Liens in existence on the date hereof listed on Schedule 7.3(f) of the Existing Credit Agreement, securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Second Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;
          (g) Liens securing Indebtedness of the Borrowers or any of their Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 80%, or more than 100% of the purchase price of such fixed or capital asset;
          (h) Liens created pursuant to the Security Documents;
          (i) Any interest or title of a lessor under any lease or a sublessor under any sublease entered into by a Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
          (j) Liens described in Schedule 7.3(j) of the Existing Credit Agreement securing the obligations of the Borrowers and their Subsidiaries in respect of Hedge Agreements entered into to hedge against fluctuations in the price of fuel and as otherwise disclosed to the Administrative Agent, provided that, such Liens shall only consist of deposits of cash and Cash Equivalents by the Borrowers and their Subsidiaries in an aggregate amount not exceeding $2,000,000 at any one time;

          (k) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all their Subsidiaries) $5,000,000 at any one time; and
          (l) Liens on assets that are the subject of any sale and leaseback transaction permitted by Section 7.10.
     7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
          (a) Any Subsidiary of the Borrowers may be merged or consolidated with or into a Borrower (provided that a Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the relevant Borrower shall comply with Section 6.10 in connection therewith); and
          (b) Any Subsidiary of the Borrowers may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any Subsidiary Guarantor.
     7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
          (a) The Disposition of obsolete or worn out property in the ordinary course of business;
          (b) The sale of inventory in the ordinary course of business;
          (c) Dispositions permitted by Section 7.4(b);
          (d) The sale or issuance of any Subsidiary’s Capital Stock to a Borrower or any Subsidiary Guarantor;
          (e) The Disposition of other assets having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrowers;
          (f) Any Recovery Event, provided, that the requirements of Section 2.10(c) are complied with in connection therewith;
          (g) Sale and leaseback transactions permitted by Section 7.10; and

          (h) the Disposition of Group One Properties to Persons that are not Affiliates of any Loan Party on an arms-length basis and Permitted Group Two Property Dispositions, provided, that, the aggregate Net Cash Proceeds of Group Two Properties Disposed of during any fiscal year of the Borrowers shall not exceed $35,000,000.
     7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of a Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
          (a) Any Subsidiary of the Borrowers may make Restricted Payments to the Borrowers or any Subsidiary Guarantor;
          (b) Any Borrower may make Restricted Payments in the form of its common stock;
          (c) The Borrowers may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,500,000 in any fiscal year and (ii) subject to the Tax Sharing Agreement, pay any taxes which are due and payable by Holdings attributable to the Borrowers and their Subsidiaries as part of a consolidated group;
          (d) Intentionally Omitted; and
          (e) In addition to Restricted Payments otherwise permitted in this Section 7.6, the Borrowers may pay dividends to Holdings in any fiscal year of the Borrowers in an aggregate amount for such fiscal year equal to the lesser of (x) $3,000,000 and (y) the 50% of Excess Cash Flow for the immediately preceding fiscal year not applied to the prepayment of the Loans pursuant to Section 2.10(d), provided that, immediately prior to and after giving effect to such Restricted Payment, (A) the Consolidated Leverage Ratio is not greater than 3.00 to 1.00 and (B) the Consolidated Fixed Charge Coverage Ratio is greater than 1.25 to 1.00, in each case, for the period of four fiscal quarters most recently ended prior to the date of such Restricted Payment for which financial statements are available (assuming that the Restricted Payment was made on the last day of such period).
For the avoidance of doubt, any payments made by a Borrower to Holdings to reimburse expenses paid by Holdings on behalf of a Borrower shall not constitute “Restricted Payments” hereunder so long as such payments are not a direct or indirect distribution or other payment on account of any Capital Stock of a Borrower or any Subsidiary.
     7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except:

          (a) During any fiscal year of the Borrowers, Capital Expenditures of the Borrowers and their Subsidiaries in an aggregate amount not in excess of the amount set forth opposite such fiscal year below:

Fiscal Year	Capital Expenditure
2009 and thereafter	$12,000,000
provided, that (x) following the consummation of any acquisition permitted by this Agreement, the amount of permitted Capital Expenditures set forth above shall be increased by (A) during the first full fiscal year immediately following such acquisition, an amount equal to the number of stores acquired by the Borrowers and their Subsidiaries in such acquisition multiplied by $50,000 and (B) for each period thereafter, an amount equal to the number of stores acquired by the Borrowers and their Subsidiaries in such acquisition multiplied by $25,000 and (y)(i) up to 50% of any amount set forth above, as adjusted by the preceding clause (x), if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (y)(i) above; and
          (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.
     7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
          (a) Extensions of trade credit in the ordinary course of business;
          (b) Investments in Cash Equivalents;
          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);
          (d) Loans and advances to employees of the Borrowers or any of their Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $500,000 at any one time outstanding;
          (e) Investments in assets (x) useful in the Borrowers’ business made by the Borrowers or any of their Subsidiaries with the proceeds of any Reinvestment Deferred Amount and (y) as otherwise permitted by Section 7.7;

          (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrowers or any of their Subsidiaries in a Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor; and
          (g) In addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $100,000,000 during the term of this Agreement; provided, that with respect to any such Investment, (i) after giving pro forma effect to such Investment, (x) the Consolidated Leverage Ratio shall be at least 0.25 less than the maximum level permitted at such time and (y) the aggregate Available Revolving Credit Commitments exceeds $25,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to such Investment.
     7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrowers or their Subsidiaries, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrowers or their Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
     7.10 Limitation on Sales and Leasebacks. Enter into or maintain any arrangement with any Person providing for the leasing by a Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, a Borrower or such Subsidiary, except that a Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the aggregate amount of Indebtedness incurred equal to the Attributable Debt relating to such sale and leaseback transaction does not exceed $5,000,000 during the term of this Agreement and (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the fair market value of the Property that is the subject of such sale and leaseback transaction.
     7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrowers to end on a day other than December 31 or change the Borrowers’ method of determining fiscal quarters.
     7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) leases existing on the date hereof which are not subject to a Mortgage and leases entered into after the Second Restatement Effective Date which are not required to be subject to a Mortgage in accordance to Section 6.10(b), in either case, which require the relevant landlord’s approval to mortgage or assign such lease and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
     7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Borrower or any other Subsidiary, (b) make Investments in any Borrower or any other Subsidiary or (c) transfer any of its assets to any Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.
     7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
     7.15 Limitation on Amendments to Other Documents. (a) At any time prior to the satisfaction of the La Gloria Termination Condition, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the La Gloria Management Agreement, if applicable, in any manner that would decrease the amounts payable to MAPCO Express thereunder as of the Second Restatement Effective Date or to provide that such amounts shall be payable on a subordinated basis to the La Gloria Credit Facility, (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by the Borrowers thereunder, (c) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Existing Intercompany Subordinated Debt Documentation in any manner that would adversely affect the application thereto of the subordination provisions set forth therein or in any subordination agreement related thereto or (d) otherwise amend, supplement or otherwise modify the terms and conditions of the La Gloria Management Agreement (unless the La Gloria Termination Condition has been satisfied), if applicable, the Tax Sharing Agreement or the Existing Intercompany Subordinated Debt Documentation, in each case, except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.
     7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.
     7.17 La Gloria Management Agreement». Prior to the satisfaction of the La Gloria Termination Condition, enter into any agreement with the La Gloria Affiliate in connection with the acquisition by the La Gloria Affiliate and Delek Pipeline Texas, Inc. of the La Gloria refinery located in Tyler, Texas either providing for (i) the payment of an annual management fee in an aggregate amount less than $1,500,000 or (ii) the subordination of the management fee referred to in clause (i) to any payment under the La Gloria Credit Facility, provided that, the payment of such fee shall be made in equal quarterly installments in arrears on March 31, June 30, September 30 and December 31 of each year.
     7.18 Limitation on Amendments to Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to a Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.
     7.19 Intentionally Omitted.
     7.20 Limitation on Amendments to the Calfee Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to a Borrower or any of its Subsidiaries pursuant to the Calfee Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Calfee Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.
SECTION 8. EVENTS OF DEFAULT
     If any of the following events shall occur and be continuing:
          (a) The Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only),

Section 6.7(a) or SECTION 7, or in Section 5 of the Guarantee and Collateral Agreement (other than Section 5.1 of the Guarantee and Collateral Agreement); or
          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or
          (e) Any Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $3,000,000; or
          (f) (i) any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
          (g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
          (h) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving for the Borrowers and their Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
          (k) Any Change of Control shall occur; or
          (l) Any of the Existing Intercompany Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the applicable Existing Intercompany Subordinated Debt Documentation, or any Loan Party or any Affiliate of any Loan Party shall so assert; or
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).
SECTION 9. THE AGENTS
     9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
     9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
     9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
     9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such

Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
     9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
     9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of each Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
     9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
     9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under SECTION 8(a) or SECTION 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
     9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.
     9.11 The Arranger; the Syndication Agent; the Co-Administrative Agent. Neither the Arranger, the Syndication Agent nor the Co-Administrative Agent, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

SECTION 10. MISCELLANEOUS
     10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;
     (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all the Lenders;
     (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;
     (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;

     (v) amend, modify or waive any provision of SECTION 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;
     (vi) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby;
     (vii) amend, modify or waive any provision of SECTION 3 without the consent of each Issuing Lender affected thereby;
     (viii) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of each Lender directly affected thereby; or
     (ix) amend, modify or waive any provision of Section 2.23 or 2.24 without the consent of the Swing Line Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
     In addition to the amendments described above, and notwithstanding anything in this Section 10.1 to the contrary, (a) any amendment to this Agreement or other Loan Documents to effectuate a Revolving Offered Increase Amount may be effected as contemplated by Section 2.26 and (b) simultaneously with, and not prior to, consummation of a Permitted Transaction in accordance with all of the terms and conditions contained in the definition thereof and written confirmation thereof by the Administrative Agent and the Borrowers, this Agreement shall be immediately and automatically amended as set forth in Exhibit M (as completed by the Administrative Agent) without any further action of the Administrative Agent, Lenders or Loan Parties.
     For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the

Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.
     In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement “C” term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or no less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule 1.1C hereto or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

MAPCO Express:	MAPCO Express, Inc.
7102 Commerce Way
Brentwood, TN 37027
Attention: Mark Cox, Chief Financial Officer
and Treasurer
Telecopy: (615) 224-1185
Telephone: (615) 224-1159

with a copy to:	Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
Attention: Todd Rolapp or Susan Foxman
Telecopy: (615) 742-2785
Telephone: (615) 742-6200

The Syndication Agent:	SunTrust Bank
201 Fourth Avenue North
3rd Floor
Nashville, TN 37219
Attention: Scott Corley
Telecopy: (615) 748-5269
Telephone: (615) 748-5715

The Co-Administrative Agent:	Bank Leumi USA
564 Fifth Avenue
New York, NY 10036
Attention: Gil Hershman
Telecopy: (212) 626-1072
Telephone: (212) 626-1053

The Administrative Agent:	Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Judy Huls
Telecopy: 513-534-0875
Telephone: 513-579-4224

With a copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Attention: Jennifer Wolfe, Esq.
Telecopy: (312) 577-8713
Telephone: (312) 902-5525

Issuing Lender:	As notified by such Issuing Lender to the
Administrative Agent and the Borrowers
provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.
     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to SECTION 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
     10.5 Payment of Expenses. Each Borrower jointly and severally agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of

Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Borrowers or any of their Subsidiaries, or any violation of, non-compliance with or liability under any Environmental Laws related in any way to the Borrowers or any of their Subsidiaries or any or their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution from the Lenders or any other rights of recovery from the Lenders with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, provided that, such waiver shall not apply if, and to the extent, such claim for contribution or recovery arises out of the gross negligence or willful misconduct of such Indemnitee as found by a final non-appealable decision of a court of competent jurisdiction. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the president and the chief financial officer of each Borrower, at the address of MAPCO Express set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.
     10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.
          (b) Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a), as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section (including the requirements of Section 2.18(d) or Section 2.18(e) as applicable, as though it were a Lender), and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
          (c) Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrowers and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided the consent of the Borrowers need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof, including any Related Fund) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any commitments or Loans) shall have commitments and Loans aggregating at least $1,000,000, in each case, unless otherwise agreed by the Borrowers and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated. Anything herein to the contrary notwithstanding, while assignments may be made by Extending Lenders to Non-Extending Lenders and vice versa, in no event shall the terms and provisions of this Agreement relating to any particular Class of Loans or Commitments, or the tenor or other attributes of such Loan or Commitment, change solely by reason of the change of ownership of the applicable Loan or Commitment.
          (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked “canceled”. The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall update the Register on the Second Restatement Effective Date to reflect the Revolving Credit Commitments (including R-1 Revolving Credit Commitments and R-2 Revolving Credit Commitments) and the Term Loans, in each case, of the Lenders after giving effect to this Agreement.
          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the

Register and give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Second Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.
          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.
          (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
     10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in SECTION 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by each Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.
     10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. The foregoing notwithstanding, each of the parties hereto acknowledges and agrees that the Resignation Agreement, including, without limitation, the amendments to the Existing Credit Agreement effectuated by Section 6 thereof, shall remain in full force and effect from and after the Second Restatement Effective Date notwithstanding the execution of this Agreement, and this Agreement shall be deemed amended in the manner and to the extent set forth in Section 6 of the Resignation Agreement.
     10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:
          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     10.13 Acknowledgments. Each Borrower hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
          (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrowers and the Lenders.
     10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.
     10.15 Release of Collateral and Guarantee Obligations.
          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrowers in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.
          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of

Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
     10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
     10.17 Intentionally Omitted.
     10.18 WAIVERS OF JURY TRIAL. EACH BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     10.19 Maximum Liability of any Borrower. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of any Borrower hereunder and under the other Loan Documents with respect to (i) the principal of, and interest on, Loans made to the other Borrower and (ii) L/C Obligations in respect of Letters of Credit issued for the account of the other Borrower, and letter of credit fees related thereto, and all other Obligations of the other Borrower shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors.
     10.20 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Second Restatement Effective Date, except to the extent expressly provided in the second sentence of Section 10.10 hereof, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit

Agreement as in effect prior to the Second Restatement Effective Date, (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and (c) upon the effectiveness of this Agreement all Loans of Lenders outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be and become Loans hereunder on the terms and conditions set forth in this Agreement.
     10.21 Lehman Default Period. Notwithstanding anything to the contrary set forth in this Agreement or any Loan document, during any Lehman Default Period:
          (a) Lehman, its Affiliates and its Related Funds shall have no voting or consent rights or constitute a “Lender” or a “Revolving Credit Lender” (or be included in the numerator or the denominator of the calculation of “Required Lenders” or “Majority Facility Lenders” (with respect to the Total Revolving Credit Commitments, Total Revolving Extensions of Credit and Term Loans)) with respect to any waiver, amendment, consent or other modification relating to this Agreement or any other Loan Document, except to the extent the terms of such amendment, consent or modification would increase the Revolving Credit Commitment of Lehman (or its Affiliates or Related Funds) or result in Lehman (or its Affiliates or Related Funds, as the case may be) not being treated ratably with all other Lenders similarly situated;
          (b) Commitment fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of Lehman (or its Affiliates or Related Fund) pursuant to Section 2.7(a); and
          (c) Lehman, its Affiliates and its Related Funds, shall not be entitled to receive payment of any such commitment fees or any other fees payable to the Lenders.
The Borrowers and each other Loan Party hereby acknowledge and agree that neither the Administrative Agent nor any Lender (other than Lehman) shall be responsible for the failure of Lehman (or its Affiliates or Related Funds) to make any Loan, fund the purchase of a participation or make any other payment required hereunder. The failure of Lehman (or its Affiliates or Related Funds) to make any Loan or any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefore shall not relieve any other Lender of its obligations to make such loan or fund the purchase of any such participation on such date.

     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:

MAPCO EXPRESS, INC.

By:	/s/ Mark Cox Name: Mark Cox
Title: Chief Financial Officer

By:	/s/ Andrew L. Schwarcz Name: Andrew L. Schwarcz
Title: Vice President
[SIGNATURE PAGE FOR BORROWER]

     IN WITNESS WHEREOF, the Administrative Agent has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, an Ohio banking
corporation, successor by merger with FIFTH
THIRD BANK, N.A., as Administrative Agent

By:	/s/ John K. Perez Name: John K. Perez
Title: Vice President
[SIGNATURE PAGE FOR ADMINISTRATIVE AGENT]

     IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written. By such execution and delivery, the undersigned Lender hereby consents to the amendment and restatement of the Existing Credit Agreement as set forth herein.
[***]
[***]
[***]
[SIGNATURE PAGE FOR TERM LOAN LENDERS WHO HOLD NO REVOLVING CREDIT COMMITMENT]

     IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written. By such execution and delivery, the undersigned Lender hereby (a) consents to the amendment and restatement of the Existing Credit Agreement as set forth herein and (b) agrees to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date.
[***]
[***]
[***]
[SIGNATURE PAGE FOR REVOLVING CREDIT LENDERS WHO (A) CONSENT TO AMENDMENT AND
RESTATEMENT OF EXISTING CREDIT AGREEMENT AND (B) AGREE TO EXTEND THEIR REVOLVING
CREDIT COMMITMENT TO THE NEW REVOLVING CREDIT TERMINATION DATE]

     IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written. By such execution and delivery, the undersigned Lender hereby (a) consents to the amendment and restatement of the Existing Credit Agreement as set forth herein but does not (b) agree to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date.
[***]
[***]
[***]
[SIGNATURE PAGE FOR REVOLVING CREDIT LENDERS WHO (A) CONSENT TO AMENDMENT AND
RESTATEMENT OF EXISTING CREDIT AGREEMENT BUT DO NOT (B) AGREE TO EXTEND THEIR
REVOLVING CREDIT COMMITMENT TO THE NEW REVOLVING CREDIT TERMINATION DATE]

     IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of December ___, 2009. By such execution and delivery, the undersigned Lender hereby (a) reaffirms its consent to the amendment and restatement of the Existing Credit Agreement as set forth herein and (b) agrees to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date, notwithstanding its delivery of a signature page on the Second Restatement Effective Date pursuant to which the undersigned Lender did not agree to extend its Revolving Credit Commitment to the New Revolving Credit Termination Date.
[***]
[***]
[***]

ANNEX A
Existing Letters of Credit
1. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***]
2. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
3. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
4. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
5. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
6. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
7. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
8. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***].
9. That certain Irrevocable Standby Letter of Credit No. [***], dated [***], issued by [***] in favor of [***] in the face amount of [***], as modified on [***] to become Irrevocable Standby Letter of Credit No. [***].
10. That certain Irrevocable Standby Letter of Credit No. [***] dated [***], issued by [***] in favor of [***] in the face amount of [***].

ANNEX B
Group One Properties
[See Attached.]

Store #	Address	City	State
Virginia Transaction
4027	1710 Shenandoah Ave	Front Royal	VA
4030	1600 Seminole Trail	Charlottesville	VA
4035	120 Berry Hill Road	Orange	VA
4045	395 Second Street	Williamsburg	VA
4047	416 S. Commerce Ave.	Front Royal	VA
4054	1569 G.W. Hwy	Gloucester Pt	VA
4057	3020 Richmond Road	Williamsburg	VA
4074	6692 Geo. Wash. Mem. Hwy	Gloucester	VA
4053	4600 Plank Road	Fredericksburg	VA
4060	488 Garrisonville Road	Stafford	VA
4069	2307 Jefferson Davis Hwy	Fredericksburg	VA
4016	512 Hull Street	Richmond	VA
4036	5301 Lakeside Ave	Richmond	VA
4050	626 Warrenton Road	Fredericksburg	VA
4062	10007 James Madison Hwy	Warrenton	VA
4034	2005 Lafayette Blvd	Fredericksburg	VA
4064	6460 Boydton Plank Road	Petersburg	VA
4065	13200 Kingston Ave	Chester	VA
4005	18414 Jeff. Dav. Hwy	Ladysmith	VA
4013	5710 Williamsburg Rd	Sandston	VA
4037	5618 Patterson Ave	Richmond	VA
4029	725 E. Main Street	Luray	VA
4058	4707 County Drive	Disputanta	VA
4041	12500 Jefferson Davis Hwy	Chester	VA
4048	6116 Iron Bridge Road	Richmond	VA
4017	4803 Broad Street	Richmond	VA
4052	7500 Forest Hill Ave	Richmond	VA
4055	3910 Geo. Wash. Mem. Hwy	Grafton	VA
4056	11702 Jefferson Ave	Newport News	VA
4061	801 England Street	Ashland	VA
4040	8627 Brook Road	Glen Allen	VA
4044	10150 Hull Street	Midlothian	VA
4059	9800 West Broad Street	Glen Allen	VA
4031	4010 Wards Rd (29 South)	Lynchburg	VA
4039	10446 Patterson Ave	Richmond	VA
4051	10220 Midlothian Turnpike	Richmond	VA

Georgia Transaction
3600	6434 J. Frank Harris Parkway	Adairsville	GA
3601	7130 New Calhoun Road	Rome	GA
3602	2000 N. Broad Street	Rome	GA
3603	1050 Catersville Hwy.	Rome	GA
3604	1389 Redmond Circle	Rome	GA
3605	1324 Martha Berry Road	Rome	GA
3606	2505 Shorter Avenue	Rome	GA
3607	2900 Martha Berry Hwy NE	Rome	GA
3608	973 Rome Road, SW	Calhoun	GA
3636	I 75 @ Cloud Springs Rd.	Ringgold	GA

Miscellaneous
3201	1507 21st Ave South	Nashville	TN
3422	1817 West End Avenue	Nashville	TN

EXHIBIT A
FORM OF BORROWER JOINDER DOCUMENT
JOINDER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND NOTES
     This JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT AND NOTES (this “Agreement”) dated as of this ___ day of                     , 200___ from [New Borrower], a                      (“New Borrower”), to Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, N.A., in its capacity as administrative agent for the benefit of the Administrative Agent, the Lenders, and the other Secured Parties (in such capacity, together with its successors and assigns, “Administrative Agent”).
WITNESSETH THAT:
     WHEREAS, certain parties (the “Existing Borrowers”) have entered into that certain Second Amended and Restated Credit Agreement dated as of December 10, 2009 or executed and delivered joinders thereto (such Second Amended and Restated Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified, including without limitation pursuant to joinders thereto which add additional parties as Borrowers thereunder, being hereinafter referred to as the “Credit Agreement”) with the other Loan Parties party thereto, the Administrative Agent and the Lenders from time to time a party thereto, whereby Administrative Agent and the Lenders have agreed to provide certain credit facilities and financial accommodations to the Borrowers thereunder; and
     WHEREAS, it is a condition to the continuing extension of Loans and other financial accommodations by the Secured Parties under the Credit Agreement that the New Borrower be joined as a party to the Credit Agreement and all Notes, if any, executed by Existing Borrowers; and
     WHEREAS, it is to the direct economic benefit of New Borrower to execute and deliver this Agreement and be joined as a party to the Credit Agreement and all Notes, if any, executed by Existing Borrowers.
     NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to New Borrower and the Existing Borrowers by Secured Parties from time to time, New Borrower hereby agrees as follows:
     1. New Borrower acknowledges and agrees that it is a “Borrower” and a “Loan Party” under the Credit Agreement and the Notes, if any, effective upon the date of New Borrower’s execution of this Agreement. All references in the Credit Agreement and the Notes, if any, to the term “Borrower”, “Borrowers”, “Loan Party” or “Loan Parties” shall be deemed to include the New Borrower. Without limiting the generality of the foregoing, New Borrower hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Credit Agreement and the Notes, if any.
     2. New Borrower hereby acknowledges and agrees that it is jointly and severally liable for the all the Obligations under the Credit Agreement and the Notes, if any, to the same extent and with the same force and effect as if New Borrower had originally been one of the Existing Borrowers under the Credit Agreement and the Notes, if any, and had originally executed the same as such an Existing Borrower. Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement and Notes, if any, shall remain unchanged and in full force and effect.
     3. New Borrower agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may deem reasonably necessary or proper to carry out more effectively the purposes of this Agreement.
     4. No reference to this Agreement need be made in the Credit Agreement or in any other Loan Document or other document or instrument making reference to the same, any reference to Loan Documents in any of such to be deemed a reference to the Credit Agreement, or other Loan Documents, as applicable, as modified hereby.
     5. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

NEW BORROWER:

[New Borrower], a

By:
Name:
Its:

Acknowledged and accepted as of the year and
date first written above:

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, an Ohio banking
corporation, successor by merger with FIFTH
THIRD BANK, N.A. as the Administrative Agent

By:
Name:
Its:

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered pursuant to Section 6.2 of the Second Amended and Restated Credit Agreement, dated as of December ___, 2009, as amended, supplemented or modified from time to time (the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and others. Terms defined in the Credit Agreement are used herein as therein defined.
     The undersigned hereby certifies to the Arranger, the Agents and the Lenders as follows:
1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President — Finance] of the Borrowers.
2. I have reviewed and am familiar with the contents of this Certificate.
3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].
4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2, 7.5 7.6 and 7.7 of the Credit Agreement.
5. Since the Second Restatement Effective Date:
(a) No Loan Party has changed its name, identity or corporate structure;
(b) No Loan Party has changed its jurisdiction of organization or the location of its chief executive office;
(c) No Inventory or Equipment (as such terms are defined in the Guarantee and Collateral Agreement) having a value in excess of $100,000 is being kept at any location other than the locations listed in Schedule 5 to the Guarantee and Collateral Agreement; and
(d) No Loan Party has acquired any material Intellectual Property; except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the

Administrative Agent and in respect of which the Borrowers have delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement.
6. Since the Second Restatement Effective Date:
          (a) No Loan Party has acquired any Property of the type described in Section 6.10(a) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;
          (b) No Loan Party has acquired any fee or leasehold interest in any real property [(except as described in Attachment 4 hereto)];
          (c) No Loan Party has formed or acquired any Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary); and
          (d) No Loan Party has acquired or formed any Excluded Foreign Subsidiary; except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrowers have taken all actions required by Section 6.10 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are concurrently herewith taking all actions required by Section 6.10 of the Credit Agreement with respect thereto.

     IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

MAPCO EXPRESS, INC.
By:
Title:

Date:                                        , 200_

Attachment 1
to Exhibit B
[Attach Financial Statements]

Attachment 2
to Exhibit B
     The information described herein is as of                             , 20___, and pertains to the period from                                     , 20___ to                                         , 20 ___.
[Set forth Covenant Calculations]

Attachment 3
to Exhibit B
Disclosure of Events Pursuant to Section 5.6 of Guarantee and Collateral
Agreement and Section 6.10 of the Credit Agreement

Attachment 4
to Exhibit B
Disclosure of acquired fee or leasehold interest in any real property

EXHIBIT C
FORM OF CLOSING CERTIFICATE
     This Closing Certificate is delivered pursuant to Section 5.1(p) of the Second Amended and Restated Credit Agreement, dated as of December ___, 2009 (the “Credit Agreement”; among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, N.A., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and others. Terms defined in the Credit Agreement are used herein as therein defined.
     The undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies to the Arranger, the Agents and the Lenders as follows:
     1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
     2.                                          is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made (or deemed made) on the date hereof. [Borrowers only]
     4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Second Restatement Effective Date. [Borrowers only]
     The undersigned Corporate Secretary of the Company certifies as follows:
     1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.
     2. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.
     3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on                                         ; such resolutions

Exhibit C - 1

have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.
     4. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.
     5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.
     6. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and any two of such officers are duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

Exhibit C - 2

     IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.

Name:	Name:

Title:	Title:

Date: , 2009

ANNEX 1
[Board Resolutions]

Annex 1 - 1

ANNEX 2
[By Laws of the Company]

Annex 2 - 1

ANNEX 3
[Certificate of Incorporation]

Annex 3 - 1

EXHIBIT D
FORM OF MORTGAGE

After recording please return to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Jennifer Wolfe, Esq.
[ County, Alabama]

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND
FIXTURE FILING
made by
MAPCO EXPRESS, INC., Mortgagor,
to
FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent, Mortgagee
Dated as of                      ___, 20___

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 7-9A-502(C), CODE OF ALABAMA 1975, AS AMENDED, AND SHOULD BE CROSS-INDEXED IN THE INDEX OF FIXTURE FILINGS

THE MAXIMUM PRINCIPAL INDEBTEDNESS SECURED BY PROPERTY LOCATED WITHIN THE STATE OF ALABAMA IS $                    .

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(This Mortgage, Security Agreement, Assignment of Leases and
Rents, and Fixture Filing secures future advances)
MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING
     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of                      ___, 200___, is made by MAPCO EXPRESS, INC., a Delaware (“Mortgagor”), whose address is 830 Crescent Centre Drive, Suite 300, Franklin, Tennessee 37067, in favor of FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent under the Credit Agreement referred to below (in such capacity, “Mortgagee”), whose address is 38 Fountain Square Plaza, Cincinnati, Ohio 45263. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.
Background
A. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property located in the State of Alabama, if any, described on Schedule A attached hereto (the “Owned Land”); (ii) is the owner of a leasehold estate in the parcel(s) of real property located in the State of Alabama, if any, described on Schedule B attached hereto (collectively, the “Leased Land”; together with the Owned Land, collectively, the “Land”), pursuant to the agreement(s) described on Schedule B attached hereto (as the same may be amended, supplemented or otherwise modified from time to time, the “Mortgaged Leases”; each a “Mortgaged Lease”); and (iii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (collectively, the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
B. The Mortgagor (together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, Mortgagee, as administrative agent, and others, are parties to that certain Second Amended and Restated Credit Agreement, dated as of December ___, 2009 (as amended and restated, and as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control.
C. Pursuant to the Credit Agreement, the Lenders have severally agreed to make and continue loans and other extensions of credit to Borrowers upon the terms and subject to the conditions set forth therein, such extensions of credit including without limitation, Term Loans, Revolving Credit Loans, and Letters of Credit.
D. Certain of the Qualified Counterparties may enter into Specified Hedge Agreements with the Borrowers.

E. It is a condition precedent to the obligation of the Lenders to make and continue their respective extensions of credit to the Borrowers under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.
Granting Clauses
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure Obligations (provided, that obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured hereby only to the extent that, and for so long as, the other Obligations are so secured);
MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, IN EACH CASE FOR THE RATABLE BENEFIT OF THE SECURED PARTIES:
     (a) the Owned Land;
     (b) the leasehold estate created under and by virtue of the Mortgaged Leases, any interest in any fee, greater or lesser title to the Leased Land and Improvements located thereon that Mortgagor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Mortgaged Leases or otherwise) and all credits, deposits, options, privileges and rights of Mortgagor under the Mortgaged Leases (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to renew or extend the Mortgaged Leases for a succeeding term or terms, (iv) the right, if any, to purchase the Leased Land and Improvements located thereon, and (v) the right to terminate or modify the Mortgaged Leases); all of Mortgagor’s claims and rights to the payment of damages arising under the Bankruptcy Code (as defined below) from any rejection of the Mortgaged Leases by the lessor thereunder or any other party;
     (c) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or held pursuant to the Mortgaged Leases or otherwise) and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;
     (d) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions,

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remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
     (e) all right, title and interest of Mortgagor in, to and under all of the fixtures, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, gas pumps, gas tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);
     (f) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;
     (g) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);
     (h) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below or in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any

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part of the Real Estate or any easement or other right therein subject to the provisions set forth below or in the Credit Agreement;
     (i) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
     (j) all proceeds, both cash and noncash, of the foregoing;
     (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (j) are collectively referred to as the “Mortgaged Property”).
     TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.
     This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.
Terms and Conditions
     Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:
1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.13(c)(ii) of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender), (iii) each Qualified Counterparty, and (iv) the respective successors, indorsees, transferees and assigns of each of the foregoing.
2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage

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and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that (a) it has the right to mortgage the Mortgaged Property; (b) the Mortgaged Leases are in full force and effect and Mortgagor is the holder of the lessee’s or tenant’s interest thereunder; (c) the Mortgaged Leases have not been amended, supplemented or otherwise modified, except as may be specifically described in Schedule B attached to this Mortgage or as otherwise notified in writing to the Mortgagee; (d) Mortgagor has paid all rents and other charges to the extent due and payable under the Mortgaged Leases (except to the extent Mortgagor is contesting in good faith by appropriate proceedings any such rents and other charges in accordance with and to the extent permitted by the terms of the relevant Mortgaged Lease), is not in default under the Mortgaged Leases in any material respect, has received no notice of default from the lessor thereunder and knows of no material default by the lessor thereunder; and (e) the granting of this Mortgage does not violate the terms of the Mortgaged Leases nor is any consent of the lessor under the Mortgaged Leases required to be obtained in connection with the granting of this Mortgage unless such consent has been obtained.
3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.
4. Requirements.
     (a) Subject to the applicable provisions of the Credit Agreement, Mortgagor shall promptly comply with, or cause to be complied with, and conform to all Requirements of Law of all Governmental Authorities which have jurisdiction over the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Requirement of Law; provided, that the foregoing shall not prevent, restrict or otherwise limit any such reliance to the extent existing on of the date of this Mortgage to fulfill any Requirement of Law. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises.
5. Payment of Taxes and Other Impositions. Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature (including, without limitation, all real property taxes), all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges

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even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as “Impositions”). If there is an Event of Default which is continuing, Mortgagor shall within 30 days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonable acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.
     (a) If the Mortgagee has failed to pay an Imposition within thirty (30) days of when it is due, Mortgagee with notice to Mortgagor may pay any such Imposition at any time thereafter. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee and the amount so paid shall be added to the Obligations. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.
     (b) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed with respect to any material Imposition, in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such material Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to a material Imposition, (ii) Mortgagor shall demonstrate to Mortgagee’s reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such material Imposition prior to final determination of such proceedings and (iii) Mortgagor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee or (y) maintain adequate reserves in conformity with GAAP on Mortgagor’s books, in each case in the amount of the material Imposition which is being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.
6. Insurance.
     (a) Mortgagor shall maintain or cause to be maintained on all of the Premises:
     (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss, and the policy limits shall be automatically reinstated after each loss;

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     (ii) commercial general liability insurance under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit (which $10,000,000 requirement may be satisfied through the purchase of primary or excess liability coverage) with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;
     (iii) insurance against rent loss, extra expense or business interruption in amounts satisfactory to Mortgagee, but not less than one year’s gross rent or gross income; and
     (iv) such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.
     (b) Each property insurance policy shall (x) provide that it shall not be cancelled, non-renewed or materially amended without 30-days’ prior written notice to Mortgagee, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee, and contain a “Replacement Cost Endorsement” without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), without contribution, under a “standard” or “New York” mortgagee clause acceptable to Mortgagee, subject to Section 2.10(c) of the Credit Agreement. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy of property insurance shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only.
     (c) Mortgagor shall deliver to Mortgagee a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked “premium paid,” or accompanied by such other evidence of payment satisfactory to Mortgagee.
     (d) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and with notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.
     (e) Mortgagor promptly shall comply with and conform to (i) all material provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use,

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occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would not allow the Mortgagor to obtain the insurance policies required pursuant to this Section 6.
     (f) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Mortgagor shall give notice thereof to Mortgagee. All insurance proceeds shall be paid and applied pursuant to Section 2.10(c) of the Credit Agreement. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, but expressly subject to the provisions of Section 2.10(c) of the Credit Agreement, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor.
     (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property to the Mortgagee, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.
     (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies as required hereunder relating only to the Mortgaged Property.
7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement or this Mortgage, Mortgagor shall not, without the prior written consent of Mortgagee, further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.
8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.
9. Condemnation/Eminent Domain. Subject to the Credit Agreement, upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and

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proceeds thereof to be applied pursuant to Section 2.10(c) of the Credit Agreement. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, but expressly subject to the provisions of Section 2.10(c) of the Credit Agreement, (i) Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, (ii) Mortgagor may settle or compromise any claims in connection therewith and (iii) Mortgagor may receive any awards or proceeds thereof, provided that Mortgagor shall (a) in the event of a partial taking of an individual Mortgaged Property and to the extent reasonable possible promptly repair and restore the remaining portion of such Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration or, in the alternative, have the landlord of any leasehold Mortgaged Property repair and restore same in accordance with the applicable provisions of the applicable Mortgaged Lease, or (b) otherwise comply with the provisions of the Credit Agreement relating to the disposition of Net Cash Proceeds from a Recovery Event or otherwise.
10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property.
11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon written demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.
12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor contained herein, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage may (but shall be under no obligation to), at any time upon delivery of written notice to Mortgagor pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall be due on demand from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.
13. Remedies.
     (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may

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determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
     (i) This Mortgage shall be subject to foreclosure and may be foreclosed as provided by law in case of past-due mortgages, and Mortgagee shall be authorized, at its option, whether or not possession of the Mortgaged Property is taken, to sell the Mortgaged Property (or such part of parts thereof as Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Mortgaged Property to be sold, or a substantial or material part thereof, is located, after first giving notice by publication one a week for three successive weeks of the time, place and terms of such sale, together with a description of the Mortgaged Property to be sold, by publication in some newspaper published in the county or counties in which the Mortgaged Property to be sold is located. If there is Mortgaged Property to be sold in more than one county, publication shall be made in all counties where the Mortgaged Property to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Mortgaged Property, real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one amount without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Mortgaged Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Mortgaged Property not previously sold shall have been sold or all the Obligations shall have been paid in full and this Mortgage shall have been terminated as provided herein. In case of any sale of the Mortgaged Property as authorized by this paragraph, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true.
     (ii) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, or (B) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may

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allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the applicable Default Rate or a lesser amount if required by law and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Mortgagee hereunder from the date of judgment until actual payment is made of the full amount of the judgment.
     (iii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease subject to the rights of any existing tenants and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.
     (b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held as more particularly described in Section 14(a)(i).
     (c) Upon the occurrence and during the continuance of an Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.
     (d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner and in the order set forth in Section 6.5 of the Guarantee and Collateral Agreement.
14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage in connection with the exercise of remedies hereunder upon the occurrence and during the continuation of any Event of Default, whether made under the power of sale or by virtue of

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judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.
15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.
16. Extension, Release, etc.
     (a) Without affecting the lien or charge created by this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.
     (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien created by this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
     (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien created by this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights,

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or to provide notice to such tenants as required in any statutory procedure governing a foreclosure of the Mortgaged Property, or to terminate such tenant’s rights in such foreclosure will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien created by this Mortgage.
     (d) Unless expressly provided otherwise, in the event that Mortgagee’s interest in this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
17. Security Agreement under Uniform Commercial Code.
     (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.
     (b) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.
     (c) The real property to which the fixtures relate is described in Schedule A and Schedule B attached hereto. The record owner of the Owned Land is described in Schedule A and the record owner of the Leased Land is described on Schedule B. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the

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Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is                     .
18. Assignment of Rents.
     (a) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations secured hereby are paid in full, but Mortgagee hereby waive the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuation of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits and such Rents. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).
     (b) Mortgagor will not affirmatively do any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.
     (c) Except for any matter disclosed in the Credit Agreement, no action has been brought or, to the best of Mortgagor’s knowledge, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.
19. Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien or subordinate mortgage join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void.
20. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

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21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.
22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.
23. Mortgagor’s Waiver of Rights.
     (a) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.
     (b) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale, or other rights hereby created.

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24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any

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right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.
26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.
27. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of this Mortgage over any subordinate lien or mortgage.
28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also

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be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.
29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.
30. Maximum Rate of Interest. Nothing herein contained, nor in any Loan Document or transaction related thereto, shall be construed or so operate as to require Mortgagor or any person liable for the payment of the Obligations made pursuant to the Credit Agreement, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges in the nature of the interest paid by Mortgagor or any parties liable for the payment of the Obligations made pursuant to the Credit Agreement result in the computation or earning of interest in excess of the maximum rate of interest allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to Mortgagor or any parties liable for the payment of the Obligations made pursuant to the said Credit Agreement, it being the intent of the parties hereto that under no circumstances shall Mortgagor or any parties liable for the payment of the Obligations hereunder be required to pay interest in excess of the maximum rate allowed by law.
31. Mortgaged Lease Provisions.
     (a) Mortgagor shall pay or cause to be paid all rent and other charges required under the Mortgaged Leases as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the lessee under the Mortgaged Leases. Mortgagor shall not after the date hereof, unless Mortgagor shall receive a subordination, non-disturbance and attornment agreement reasonable acceptable to Mortgagee or except as required under the Mortgaged Leases, permit the subordination of the Mortgaged Leases to any mortgage or deed of trust and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.
     (b) Except as may be expressly permitted under the Credit Agreement, Mortgagor shall do, or cause to be done, all things reasonable necessary to preserve and keep unimpaired all material rights of Mortgagor as lessee under the Mortgaged Leases,

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and to prevent any default under the Mortgaged Leases. Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, (i) to do and take, but without any obligation so to do, if Mortgagor fails to do so at least 5 Business Days prior to the expiration of any applicable cure period, any action which Mortgagee reasonably deems necessary or desirable to cure any default, or to prevent any imminent default, by Mortgagor under the Mortgaged Leases and (ii) to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to take any action permitted to be taken by Mortgagee pursuant to clause (i) (in each case, with respect to all of the actions described in clauses (i) and (ii), after ten days’ notice to Mortgagor, unless Mortgagor has itself taken the action(s) in question within such ten day period), to the end that the rights of Mortgagor in and to the leasehold estate created by the Mortgaged Leases shall be kept unimpaired and free from default. All sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee. Mortgagor shall, within 5 Business Days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.
     (c) Mortgagor shall use commercially reasonable efforts to enforce the material obligations of the lessor under the Mortgaged Leases and shall promptly notify Mortgagee in writing of any material default by either the lessor or Mortgagor in the performance or observance of any of the terms, covenants and conditions contained in the Mortgaged Leases. Mortgagor shall deliver to Mortgagee, within ten Business Days after receipt, a copy of any written notice of default or noncompliance, material demand or material complaint made by the lessor under the Mortgaged Leases. If the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith by Mortgagee on such notice.
     (d) If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Mortgaged Property from Mortgagor or any part thereof or interest therein or any action or proceeding otherwise affecting the Mortgaged Leases or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.
     (e) Mortgagor covenants and agrees that the fee title to the Leased Land and the leasehold estate created under the Mortgaged Leases shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Leased Land, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be

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prior to the lien of any Mortgage placed on the acquired estate after the date of this Mortgage.
     (f) No release or forbearance of any of Mortgagor’s obligations under the Mortgaged Leases, pursuant to the Mortgaged Leases or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Mortgaged Leases.
     (g) Upon the occurrence and during the continuance of any Event of Default hereunder, all rights of consent and approval, and all elections of Mortgagor as lessee under the Mortgaged Leases, together with the right to terminate or to modify the Mortgaged Leases, which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.
     (h) Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of any Mortgaged Lease involving amounts in excess of $100,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may conduct such proceeding provided that (i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) Mortgagor shall confer with Mortgagee, (iii) Mortgagor shall exercise all rights of arbitration conferred upon it by the Mortgaged Leases and (iv) Mortgagor’s selection of an arbitrator or appraiser shall be subject to prior written approval by Mortgagee; provided, however, that automatically upon the occurrence of an Event of Default and for so long as it shall be continuing, Mortgagee shall have the sole authority to conduct any such proceeding and Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to exercise, at the expense of Mortgagor, all right, title and interest of Mortgagor in connection with such proceeding, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Mortgagor, following and during the continuance of an Event of Default. Nothing contained herein shall obligate Mortgagee to participate in such proceeding.
     (i) Mortgagor shall give Mortgagee simultaneous written notice of any exercise of any option or right to renew or extend the term of a Mortgage Lease, together with a copy of the notice or other document given to the lessor, and shall promptly deliver to Mortgagee a copy of any acknowledgment by such lessor of the exercise of such option or right. Nothing contained herein shall affect or limit any rights of Mortgagor or Mortgagee granted under the Mortgaged Leases.
     (j) Mortgagor shall, within ten (10) Business Days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Mortgaged Leases, including, without limitation, rent, taxes, operating expenses and other charges.

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     (k) (i) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), as the same may hereafter be amended (the “Bankruptcy Code”), including, without limitation, all of Mortgagor’s rights to remain in possession of the Leased Land. Except as may be expressly permitted under the Credit Agreement, Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the applicable Mortgaged Lease as terminated under Section 365(h)(1)(A)(i) of the Bankruptcy Code. Any such election made without Mortgagee’s consent shall be void.
     (ii) Mortgagee shall have the right, if an Event of Default shall have occurred and be continuing or if Mortgagor fails to do so at least 5 Business Days prior to the last day on which the Mortgagor has the right to do so, to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Mortgaged Lease by the lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of any Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph and thereafter in accordance with Section 13(d) of this Mortgage. Mortgagor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of any Mortgaged Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and Mortgagor shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out such assignment.
     (iii) If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Mortgaged Leases the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations under such Mortgaged Leases after the rejection by the lessor or such other party of such Mortgaged Leases under the Bankruptcy Code, then Mortgagor shall, if a Default or Event of Default shall have occurred and be continuing, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. In such event, Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Mortgaged Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

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     (iv) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under any Mortgaged Lease or any other party or in respect of any such Mortgaged Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.
     (v) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Real Estate of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.
     (vi) If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the applicable Mortgaged Lease, shall determine to reject such Mortgaged Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than 20 days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject such Mortgaged Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty (20) day period a notice stating that Mortgagee demands that Mortgagor apply to the Bankruptcy Court for authority to assume and assign such Mortgaged Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Mortgaged Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which such Mortgaged Lease may be rejected or assumed.
     (l) Mortgagor shall request and use commercially reasonable efforts to furnish to Mortgagee, from time to time upon receipt of reasonable notice from Mortgagee, in form and substance reasonably satisfactory to Mortgagee, an estoppel

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certificate from the lessor under any Mortgaged Leases with respect to such Mortgaged Lease.
     (m) If any Mortgaged Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of such Mortgaged Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Mortgaged Lease a new lease of the Real Estate or any part thereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
     (n) Notwithstanding anything to the contrary set forth herein, to the extent that any covenant or other obligation of Mortgagor contained herein shall be expressly imposed upon the lessor under any Mortgaged Lease pursuant to the provisions thereof, Mortgagor shall not be deemed to be in default of such obligation or covenant with respect to such portion of the Premises as is covered by such Mortgaged Lease, provided that Mortgagor shall be using commercially reasonable efforts to enforce such obligations of such lessor in accordance with the terms of the applicable Mortgaged Lease.
32. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Credit Agreement, such Mortgaged Property shall be automatically released from the Lien of this Mortgage without further action on the part of Mortgagor, Mortgagee or the Lenders, and shall cease to constitute collateral hereunder, and then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. No consent of any Qualified Counterparty shall be required for any release of Mortgaged Property pursuant to this Section 32.
33. Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until such lien amount shall equal the principal amount of the Obligations outstanding.
34. Household Purposes. The money, property or services that are the subject of the transactions provided for in the Credit Agreement are not primarily for personal, family or household purposes as contemplated by Section 5-19-1(2) of the Code of Alabama 1975, as amended.
35. Receipt of Copy. The Mortgagor acknowledges that it has received a true copy of this Mortgage.
     This Mortgage has been duly executed by Mortgagor as of the date first set forth above.

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MAPCO EXPRESS, INC.
By:
Name:
Title:

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UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

State of	)
County of	)	ss:
On the ___day of                      in the year 20___before me, the undersigned, personally appeared                      personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

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Schedule A
Description of the Owned Land

Schedule B
Description of the Leased Land and Mortgaged Leases

EXHIBIT E
FORM OF ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Second Amended and Restated Credit Agreement, dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and others. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by such Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.
     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]
     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit	Principal
Facility Assigned	Amount Assigned	[Revolving Credit Percentage Assigned]*
	$	___.___%

[Name of Assignee]	[Name of Assignor]

By:	By:

Title:	Title:

*	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:	Consented To:*

FIFTH THIRD BANK, as Administrative Agent	MAPCO EXPRESS, INC.

By:	By:

Title:	Title:

FIFTH THIRD BANK, as Administrative Agent

By:

Title:

[Issuing Lender]

By:

Title:

*	If required.

EXHIBIT F
FORM OF LEGAL OPINION OF BASS BERRY
See Attached.

BASS, BERRY & SIMS PLC
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
(615) 742-6200
December 10, 2009
Fifth Third Bank, as Administrative Agent
38 Fountain Square Plaza
Cincinnati, Ohio 45263
and
Each of the Lenders party to the Credit Agreement,
as hereafter defined
Ladies and Gentlemen:
     We have acted as special counsel to MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), Delek US Holdings, Inc., a Delaware corporation (“Holdings”), Gasoline Associated Services, Inc., an Alabama corporation (“GAS”), and Liberty Wholesale Co., Inc., an Alabama corporation (“Liberty”), in connection with the transactions that are the subject of the Credit Agreement, as hereinafter defined. Capitalized terms used but not otherwise defined herein have the same meanings as in the Credit Agreement. This opinion letter is provided to you at the request of the Borrower pursuant to subsection 5.1(q) of the Credit Agreement.
     In connection with this opinion, we have examined:
(1) that certain Second Amended and Restated Credit Agreement dated December 10, 2009 (the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”);
(2) that certain Reaffirmation and First Amendment to Parent Subordination Agreement (with respect to Calfee Intercompany Subordinated Indebtedness) of even date with the Credit Agreement, by and among Holdings, the Borrower and Administrative Agent (the “Parent Subordination Reaffirmation”);

November 7, 2003

(3) that certain Reaffirmation and First Amendment to Subordination Agreement (with respect to MFC Intercompany Subordinated Indebtedness) of even date with the Credit Agreement, by and among Holdings, the Borrower and the Administrative Agent (the “Subordination Reaffirmation”);
(4) that certain Master Reaffirmation Agreement of even date with the Credit Agreement, by the Borrower, Holdings, GAS and Liberty (the “Security Reaffirmation”);
(5) those certain Mortgage Amendments (as defined and described on Schedule 1 attached hereto and incorporated herein by reference);
(6) the Certificate of Incorporation of the Borrower, formerly known as Delek Services, Inc., as amended to date , on file with the Delaware Secretary of State (the “Certificate of Incorporation”);
(7) the By-Laws of the Borrower, formerly known as Delek Services, Inc., adopted on April 10, 2001, as amended to date by that certain Amendment to By-Laws of the Borrower dated July 30, 2002 and that certain Amendment No 2 to By-Laws of the Borrower dated March 25, 2003 (the “Bylaws”); and
(8) a certificate of good standing for the Borrower dated as of December 1, 2009, issued by the Delaware Secretary of State (the “Certificate of Good Standing”).
     The Credit Agreement, the Parent Subordination Reaffirmation, the Subordination Reaffirmation, the Security Reaffirmation and the Mortgage Amendments are sometimes herein referred to collectively as the “Transaction Documents”.
     The Borrower, Holdings, GAS and Liberty are sometimes herein referred to collectively as the "Loan Parties” and individually as a “Loan Party”.
We have also reviewed such other corporate records of the Borrower, such other certificates of public officials and such other matters regarding the Borrower as we have deemed necessary or appropriate for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon statements and other representations and warranties of the Borrower and the officers thereof set forth in the Transaction Documents and in certificates provided pursuant to or in connection with the Transaction Documents or otherwise provided to us, and upon certificates of public officials, and we have made no independent inquiries or investigations. For purposes of the opinions on the existence and good standing of the Borrower, we have relied solely upon the Certificate of Good Standing.

November 7, 2003

     In making such examination and in expressing our opinions, we have further assumed, without investigation or inquiry:
(a) the due organization and existence of all parties to the Transaction Documents, except to the extent that we express an opinion in Paragraph 1 below regarding the existence of the Borrower,
(b) the legal capacity of all natural persons,
(c) the due authorization of the Transaction Documents by all parties thereto, except to the extent that we express an opinion in Paragraph 1 below regarding the authorization of the Transaction Documents by the Borrower,
(d) the due execution and delivery of the Transaction Documents by all parties thereto, except to the extent that we express an opinion in Paragraph 2 below regarding the execution and delivery of the Transaction Documents by the Borrower,
(e) that all parties to the Transaction Documents have the legal right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraph 1 below regarding the corporate power and corporate authority of the Borrower,
(f) that all signatures on any executed documents furnished to us are genuine (other than signatures by or on behalf of the Loan Parties), all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents, and
(g) that the indebtedness incurred and obligations undertaken pursuant to the Transaction Documents have been incurred and undertaken for adequate consideration.
     Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:
1. The Borrower is a validly existing Delaware corporation, in good standing under the laws of Delaware. The Borrower has the corporate power and corporate authority to execute and deliver the Transaction Documents to which it is a party and to enter into and perform its obligations thereunder. The execution and delivery of the Transaction Documents to which it is a party and the performance and observance of the provisions thereof have been duly authorized by all necessary corporate actions on the part of the Borrower.
2. The Transaction Documents have been duly executed and delivered by the Borrower.

November 7, 2003

3. Each of the Transaction Documents, as executed and delivered, to which a Loan Party is a party is a valid and binding obligation of such Loan Party, and is enforceable against such Loan Party in accordance with its terms.
4. The execution, delivery and, where applicable, recording, of the Transaction Documents, and the consummation of the financing transaction that is the subject thereof, (a) do not violate any federal or Tennessee statute or regulation or the General Corporation Law of Delaware, (b) do not contravene the Borrower’s Certificate of Incorporation or Bylaws or any judgment, order or decree of any court or arbitrator known to us specifically directed to any Loan Party and do not constitute a default under or breach of the terms of, or an event that, with the lapse of time or giving of notice, or both, would constitute a default under or breach of, or require the consent (which has not been obtained) of any person under the terms of, any contract to which the Borrower is a party or by which any of its property is bound and that is identified on Schedule 2 to this opinion, and (c) will not impair the effectiveness of any financing statement naming the Borrower as a debtor that has been centrally filed in Delaware under the Delaware Uniform Commercial Code (the “Delaware UCC”) in connection with the transactions that are the subject of the Existing Credit Agreement as amended by the Credit Agreement.
5. No authorization, consent, approval or other action by or filing with any federal, Tennessee or Delaware governmental authority is required for the execution and delivery of the Transaction Documents by the Loan Parties.
6. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act.
7. Assuming that the Borrower applies the proceeds of the Loans as provided in the Credit Agreement, the Loans do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
8. Assuming that immediately prior to the execution and delivery of the Tennessee Deed of Trust Amendments, each corresponding Deed of Trust (as defined on Schedule 3) was effective as a lien upon, security title to and security interest in the Borrower’s interest in the real property described in such Deed of Trust, the effectiveness of each Deed of Trust as a lien upon, security title to and security interest in such property and interests in property will not be adversely affected by the execution, delivery or recording its corresponding Tennessee Deed of Trust Amendment and, following such execution, delivery and recording, such Deed of Trust, as amended by its corresponding Tennessee Deed of Trust Amendment, will continue to be effective as a lien upon, security title to and security interest in such property and interests in property, subject to and in accordance with the terms and conditions thereof.
We hereby confirm that, to our knowledge, there are no suits, actions or proceedings against the Loan Parties, pending or overtly threatened in writing, before any court, governmental agency or arbitrator, that seek to affect the enforceability of the Transaction Documents.

November 7, 2003

     We express no opinion as to the enforceability of the choice of law provisions contained in the Transaction Documents under the laws of New York or Tennessee, nor, assuming such provisions would be enforceable under the choice-of-law principles of New York and Tennessee, do we state any opinion as to the enforceability of the Transaction Documents under the internal laws of New York. Notwithstanding the foregoing, you have requested us to examine the Transaction Documents and provide you with the opinions set forth above assuming, solely for purposes of such opinions, that the internal laws of Tennessee would govern them. If the Transaction Documents were to be governed by the internal laws of Tennessee, our opinions would be as set forth herein. We note that if a court of competent jurisdiction determines one or more of the Transaction Documents to be unenforceable under the laws of New York, then such Loan Document(s) may not be enforced by Tennessee courts under applicable Tennessee conflict of law principles.
     The opinions expressed herein are limited to the laws of Tennessee, the General Corporation Law of Delaware (as to matters of corporate law addressed in opinions in Paragraphs 1, 4, 7 and 8), Article 9 of the Delaware UCC (as to matters of secured transaction law addressed in Paragraph 4(c)) and the federal laws of the United States of America. We advise you, however, that we are members of the Bar of the State of Tennessee, and we are not members of the Bar of Delaware. Accordingly, to the extent that opinions regarding existence, corporate power, authority, authorization, execution, delivery of documents, or other matters of corporate law are contained in the opinions set forth above and the Delaware UCC, as they relate to Borrower, we point out that we are not authorized to practice law in the State of Delaware and that such opinions are based solely upon our review and examination of the General Corporation Law of Delaware (Del. Code Ann. Title 8, § 101, et seq.) and Article 9 of the Delaware UCC, and we have not examined any other Delaware statutes or any court decisions from Delaware.
     The opinions expressed herein are qualified as follows:
     (a) The validity, binding nature and enforceability of any liability, obligation, instrument, document or agreement are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other federal and state laws affecting the rights and remedies of creditors, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), whether applied in a proceeding at law or in equity.
     (b) Certain rights, remedies, waivers and procedures contained in the Transaction Documents and the Deeds of Trust may be limited or rendered ineffective by applicable Tennessee laws or judicial decisions; however, the inclusion of such rights, remedies, waivers and procedures does not render the Transaction Documents invalid as a whole and, subject to the other qualifications and limitations set forth herein, there exist, in the Transaction Documents and the Deeds of Trust or pursuant to applicable law, legally adequate remedies to realize the principal benefits and security reasonably intended to be provided by the Transaction Documents and the Deeds of Trust.

November 7, 2003

     (c) We express no opinion as to compliance, or the effect of any noncompliance, with applicable laws governing interest and usury.
     Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
     As used in Paragraph 8 above, “corresponding Deed of Trust”, “corresponding Tennessee Deed of Trust Amendment” and any similar expression refer, in each case, to a Deed of Trust and the applicable Tennessee Deed of Trust Amendment that is to amend such Deed of Trust as indicated on Schedule 3.
     As used herein, “knowledge”, “known to us”, “to our knowledge” and any similar expression refer solely to the current, actual knowledge, acquired during the course of the representation described in the introductory paragraph of this letter, of those attorneys in this firm who have rendered legal services in connection with such representation (excluding any lawyers whose involvement has been limited to reviewing this opinion as part of our firm’s opinion review procedure).
     The opinions rendered herein are solely for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns in connection with the transactions that are the subject of the Transaction Documents, and this opinion letter may not be delivered to or relied upon by any other person nor quoted or reproduced in any report or other document without our prior written consent in each case; provided, however, that a copy of this opinion letter may be furnished to your regulators, accountants, attorneys and other professional advisors for the purpose of confirming its existence, and this opinion letter may be disclosed in connection with any legal or regulatory proceeding relating to the subject matter hereof.
Very truly yours,

SCHEDULE 1
MORTGAGE AMENDMENTS
1.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Bartow County, Georgia.
2.	Amendment No. 1 to the Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 10, 2009 between the Borrower, as grantor, to Kay B. Housch, an individual resident of Davidson County, Tennessee, as trustee, for the use and benefit of the Administrative Agent, as beneficiary, covering certain real property located in Bradley County, Tennessee (the “Bradley County Amendment”).
3.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Catoosa County, Georgia.
4.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain other real property located in Catoosa County, Georgia.
5.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Cherokee County, Georgia.
6.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Dade County, Georgia.
7.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Floyd County, Georgia.
8.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Gordon County, Georgia.

9.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain other real property located in Gordon County, Georgia.
10.	Amendment No. 1 to the Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 10, 2009 between the Borrower, as grantor, to Kay B. Housch, an individual resident of Davidson County, Tennessee, as trustee, for the use and benefit of the Administrative Agent, as beneficiary, covering certain real property located in Hamilton County, Tennessee (the “Hamilton County Amendment 1”).
11.	Amendment No. 1 to the Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 10, 2009 between the Borrower, as grantor, to Kay B. Housch, an individual resident of Davidson County, Tennessee, as trustee, for the use and benefit of the Administrative Agent, as beneficiary, covering certain other real property located in Hamilton County, Tennessee (the “Hamilton County Amendment 2”).
12.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Murray County, Georgia.
13.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain other real property located in Murray County, Georgia.
14.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Polk County, Georgia.
15.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Walker County, Georgia.
16.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain other real property located in Walker County, Georgia.
17.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain real property located in Whitfield County, Georgia.

18.	Amendment No. 1 to the Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of December 10, 2009 between the Borrower, as grantor, and the Administrative Agent, as grantee, covering certain other real property located in Whitfield County, Georgia.

19.	Amendment No. 1 to the Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 10, 2009 between the Borrower, as grantor, to Kay B. Housch, an individual resident of Davidson County, Tennessee, as trustee, for the use and benefit of the Administrative Agent, as beneficiary, covering certain real property located in Wilson County, Tennessee (the “Wilson County Amendment”).

SCHEDULE 2
SCHEDULED AGREEMENTS
Distribution Service Agreement dated December 28, 2007 between the Borrower and Core-Mark International, Inc.

SCHEDULE 3
DEEDS OF TRUST
1.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of July 13, 2006, made by the Borrower, as grantor, to Kay B. Housch, as trustee for the use and benefit of Lehman Commercial Paper Inc. (“Lehman”), as beneficiary, recorded on July 25, 2006, in Deed Book 1662, Page 552 in the Register’s Office for Bradley County, Tennessee, as amended by Amendment to Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated April 2, 2007, between the Borrower, as grantor, and Lehman, as beneficiary, recorded on August 3, 2007, as Document Number 07038945, in Book 1770, Pages 555-565, in said office and county, as assigned by Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of September 1, 2009, between Lehman, as assignor, and the Administrative Agent, as assignee, recorded on September 17, 2009, as Document Number 09013150, in Book 1932, Pages 786-789, in said office and county (the “Bradley County Deed of Trust”).
     (a) The Bradley Count Deed of Trust is to be amended by the Bradley County Amendment.
2.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of July 13, 2006, made by the Borrower, as grantor, to Kay B. Housch, as trustee, for the use and benefit of Lehman, as beneficiary, recorded on July 25, 2006, as Instrument 2006072500091, in Book 8023, Page 72, in the Register’s Office for Hamilton County, Tennessee, as assigned by Assignment of Deeds of Trust, Security Agreements, Assignments of Leases and Rents, and Fixture Filings dated as of September 1, 2009, between Lehman, as assignor, and the Administrative Agent, as assignee, recorded on September 17, 2009, as Instrument 2009091700092, in Book 9019, Page 218, in said office and county (the “Hamilton County Deed of Trust 1”).
     (a) The Hamilton County Deed of Trust 1 is to be amended by the Hamilton County Amendment 1.
3.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of August 15, 2006, made by the Borrower, as grantor, to Kay B. Housch, as trustee for the use and benefit of Lehman, as beneficiary, recorded on August 17, 2006, as Instrument 2006081700175, in Book 8051, Page 702, in the Register’s Office for Hamilton County, Tennessee, , as assigned by Assignment of Deeds of Trust, Security Agreements, Assignments of Leases and Rents, and Fixture Filings dated as of September 1, 2009, between Lehman, as assignor, and the Administrative Agent, as assignee, recorded on September 17, 2009, as Instrument 2009091700092, in Book 9019, Page 218, in said office and county (the “Hamilton County Deed of Trust 2”).
     (a) The Hamilton County Deed of Trust 2 is to be amended by the Hamilton County Amendment 2.

4.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of October 13, 2006, made by the Borrower, as grantor, to Kay B. Housch, as trustee for the use and benefit of Lehman, as beneficiary, recorded on October 18, 2006, as Document Number 06314490, in Book 1210, Page 1520, in the Register’s Office for Wilson County, Tennessee, as assigned by Assignment of Deeds of Trust, Security Agreements, Assignments of Leases and Rents, and Fixture Filings dated as of September 1, 2009, between Lehman, as assignor, and the Administrative Agent, as assignee, recorded on September 17, 2009, as Document Number 09405500, in Book 1370, Pages 1587-1590, in said office and county (the “Wilson County Deed of Trust”).
     (a) The Wilson County Deed of Trust is to be amended by the Wilson County Amendment.
     The Mortgage Amendments referenced in this Schedule 3 are sometimes referred to collectively as the “Tennessee Deed of Trust Amendments” and individually as a "Tennessee Deed of Trust Amendment”.

EXHIBIT G-1
FORM OF AMENDED AND SUBSTITUTED TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

New York, New York
$	Dated as of April ___, 2005

Amended and Substituted as of ___, 20___
     FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to                                          (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)                                         DOLLARS ($                    ), or, if less, (b) the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
     The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrowers in respect of the Term Loan.
     This Amended and Substituted Note (a) is one of the Term Notes referred to in the Second Amended and Restated Credit Agreement dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the other Lenders parties thereto, Fifth Third Bank, as Administrative Agent, Fifth Third Bank, as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in

Exhibit G-1-1

part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Term Notes dated April ___, 2005 and any other Term Notes executed by any Borrower in favor of Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

Exhibit G-1- 2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.

By:
Name:
Title:

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

		Amount		Amount of Base Rate
	Amount of Base	Converted to	Amount of Principal of	Loans Converted to	Unpaid Principal Balance
Date	Rate Loans	Base Rate Loans	Base Rate Loans Repaid	Eurodollar Loans	of Base Rate Loans	Notation Made By

Schedule A to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF
EURODOLLAR LOANS

			Interest Period and		Amount of Eurodollar	Unpaid Principal
	Amount of	Amount Converted	Eurodollar Rate with	Amount of Principal of	Loans Converted to	Balance of	Notation
Date	Eurodollar Loans	to Eurodollar Loans	Respect Thereto	Eurodollar Loans Repaid	Base Rate Loans	Eurodollar Loans	Made By

Schedule B to Term Note

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

EXHIBIT G-2
FORM OF AMENDED AND SUBSTITUTED R-1 REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
Dated as of April ___, 2005
Amended and Substituted as of ___, 20___
     FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to                      (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Original Revolving Credit Termination Date the principal amount of (a)                      DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.4 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
     The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.
     This Amended and Substituted Note (a) is one of the R-1 Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the Lenders parties thereto, Fifth Third Bank, as Administrative Agent, Fifth Third Bank, as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the

Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Revolving Credit Notes dated April ___, 2005 and any other Revolving Credit Notes executed by any Borrower in favor of Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

Schedule A
to R-1 Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

			Amount of Principal	Amount of Base Rate
	Amount of Base Rate	Amount Converted to	of Base Rate Loans	Loans Converted to	Unpaid Principal Balance	Notation Made
Date	Loans	Base Rate Loans	Repaid	Eurodollar Loans	of Base Rate Loans	By

Schedule B
to R-1 Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

			Interest Period and		Amount of
		Amount	Eurodollar Rate	Amount of Principal	Eurodollar Loans	Unpaid Principal
	Amount of	Converted to	with Respect	of Eurodollar Loans	Converted to Base	Balance of	Notation
Date	Eurodollar Loans	Eurodollar Loans	Thereto	Repaid	Rate Loans	Eurodollar Loans	Made By

EXHIBIT G-3
FORM OF [AMENDED AND SUBSTITUTED] R-2 REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
Dated as of [April ___, 2005][ ___, 20___]

[Amended and Substituted as of ___, 20___]
     FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to                                          (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the New Revolving Credit Termination Date the principal amount of (a)                      DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.4 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
     The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.
     This [Amended and Substituted] Note (a) is one of the R-2 Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the Lenders parties thereto, Fifth Third Bank, as Administrative Agent, Fifth Third Bank, as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     [It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Revolving Credit Notes dated April ___, 2005 and any other Revolving Credit Notes executed by any Borrower in favor of Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.]

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

Schedule A
to R-2 Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

			Amount of Principal	Amount of Base Rate
	Amount of Base Rate	Amount Converted to	of Base Rate Loans	Loans Converted to	Unpaid Principal Balance	Notation Made
Date	Loans	Base Rate Loans	Repaid	Eurodollar Loans	of Base Rate Loans	By

Schedule B
to R-2 Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

			Interest Period and		Amount of
		Amount	Eurodollar Rate	Amount of Principal	Eurodollar Loans	Unpaid Principal
	Amount of	Converted to	with Respect	of Eurodollar Loans	Converted to Base	Balance of	Notation
Date	Eurodollar Loans	Eurodollar Loans	Thereto	Repaid	Rate Loans	Eurodollar Loans	Made By

EXHIBIT G-4
FORM OF AMENDED AND SUBSTITUTED SWING LINE NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$5,000,000	New York, New York
Dated as of April ___, 2005
Amended and Substituted as of ___, 20___
     FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to Fifth Third Bank (the “Swing Line Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the New Revolving Credit Termination Date the principal amount of (a) FIVE MILLION DOLLARS ($5,000,000), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to Section 2.23 of the Credit Agreement, as hereinafter defined, outstanding on such date. The Borrowers further jointly and severally agree to repay each outstanding Swing Line Loan made by the Swing Line Lender on the date that is the earlier of (x) the New Revolving Credit Termination Date and (y) the date that is the seventh Business Day after the date on which such Swing Line Loan is made. Furthermore, the Borrowers agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of such Credit Agreement.
     The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrowers in respect of any Swing Line Loan.
     This Amended and Substituted Swing Line Note (a) is the Swing Line Note referred to in the Second Amended and Restated Credit Agreement dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Swing Line Lender, the other Lenders parties thereto, Fifth Third Bank, as Administrative Agent, Fifth Third Bank, as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed to the extent provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by that certain Swing Line Note dated April 28, 2005 and any other Swing Line Notes executed by any Borrower in favor of Swing Line Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

ANNEX I
Schedule A
to Swing Line Note
LOANS AND REPAYMENTS OF SWING LINE LOANS

	Amount of Swing Line	Amount of Principal of Swing	Unpaid Principal Balance
Date	Loans	Line Loans Repaid	of Swing Line Loans	Notation Made By

EXHIBIT H
FORM OF EXEMPTION CERTIFICATE
     Reference is made to the Second Amended and Restated Credit Agreement, dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, the “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, as Arranger, FIFTH THIRD BANK, as Administrative Agent, and others. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
                                                (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.18(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.
2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code; and
4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

EXHIBIT I
FORM OF BORROWING NOTICE

To:	Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention:
Telecopy: (___) ___-___
Telephone: (___) ___-___
     Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), the Lenders party thereto (the “Lenders”), Fifth Third Bank, as Arranger, Fifth Third Bank, as Administrative Agent, and others. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
     The Borrowers hereby give notice to the Administrative Agent that Loans under the Facility, and of the type and amount, set forth below are requested to be made on the date indicated below:
[TERM] [REVOLVING CREDIT] LOANS*

Type of Loans	Interest Period	Aggregate Amount	Date of Loans
Base Rate Loans	N/A
Eurodollar Loans**

     The Borrowers hereby request that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:
[insert transmittal instructions].

*	Specify the Facility under which loans are requested. Each Borrower shall submit a separate Borrowing Notice for requested Loans under each Facility.

**	If more than one Interest Period is requested, the Borrowers shall list duration of each requested Interest Period and the amount of requested Loans allocated to each Interest Period.

     The Borrowers hereby certify that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.

MAPCO EXPRESS, INC.
By:
Title:

DATE:

EXHIBIT J
FORM OF NEW LENDER SUPPLEMENT
     SUPPLEMENT, dated                                           , to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS; INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower hereunder by execution of a joinder in the form of Exhibit A attached hereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Swing Line Lender.
WITNESSETH:
     WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $[60,000,000] to $[180,000,000] pursuant to Section 2.26 to the Credit Agreement;
     WHEREAS, Section 2.26(b) of the Credit Agreement provides that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
     WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto.
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrowers and the Administrative Agent, become a Revolving Credit Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $                     .
     2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18 of the Credit Agreement.
     3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

     4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Name:
Title:

Accepted this ___day of
                     , 20___.

MAPCO EXPRESS, INC.

By:
Name:
Title:

Accepted this ___day of
                     , 20___.
FIFTH THIRD BANK, an Ohio banking corporation,
successor by merger with FIFTH THIRD BANK, N.A.,
as Administrative Agent, Issuing Lender and Swing Line Lender

By:
Name:
Title:

Signature Page to New Lender Supplement

EXHIBIT K
FORM OF REVOLVING CREDIT COMMITMENT INCREASE SUPPLEMENT
SUPPLEMENT, dated                                         , to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December ___, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS; INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower hereunder by execution of a joinder in the form of Exhibit A attached hereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Swing Line Lender.
WITNESSETH:
WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $[60,000,000] to $[180,000,000] pursuant to Section 2.26 to the Credit Agreement;
WHEREAS, Section 2.26(b) of the Credit Agreement provides that the undersigned may increase the amount of its Revolving Credit Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement.
NOW, THEREFORE, the undersigned hereby agrees as follows:
1. Subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the Administrative Agent it shall have its Revolving Credit Commitment increased by $                    , thereby making the amount of its Revolving Credit Commitment $                    .
2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:

Name:

Title:

Accepted this ___day of
                    , 20_.

MAPCO EXPRESS, INC.

By:

Name:

Title:

Accepted this ___day of
                    , 20_.

FIFTH THIRD BANK, an Ohio banking corporation,
successor by merger with FIFTH THIRD BANK, N.A.,
as Administrative Agent, Issuing Lender and Swing Line Lender

By:

Name:

Title:

Signature Page to Revolving Credit Commitment Increase Supplement

EXHIBIT L
Permitted Transaction Definition
     As used herein, “Permitted Transaction” shall mean a prospective acquisition by MAPCO Express of retail convenience stores, a bakery and assets related, in each case, thereto (collectively, the “Permitted Transaction Retail Assets”) from an entity operating in the retail oil and gas industry; provided, each of the following conditions shall have been satisfied in connection with such prospective acquisition:
     (a) the Administrative Agent shall have completed its reasonable business and legal due diligence review of any Permitted Transaction Retail Assets and presented the findings of such review to the Lenders, and such findings shall have been satisfactory to the Administrative Agent;
     (b) the Borrowers shall have furnished to the Administrative Agent and Lenders, in each case subject to any confidentiality requirements of the transferor of any Permitted Transaction Retail Assets, at least ten (10) Business Days prior to the consummation of such acquisition: (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition), if any, and such other information and documents that the Administrative Agent may request, including, without limitation, drafts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, in each case, with fully-executed copies of each of such documents having been furnished to the Administrative Agent and Lenders at or prior to the closing of such acquisition, (ii) pro forma financial statements of any Permitted Transaction Retail Assets after giving effect to the consummation of such acquisition, as well as audited financial statements for any Permitted Transaction Retail Assets for the fiscal years ending (A) December 31, 2007, (B) December 31, 2008 and (C) if such acquisition shall have been consummated after April 30, 2010, December 31, 2009, (iii) a certificate of a Responsible Officer of the Borrowers demonstrating that the Consolidated Leverage Ratio shall not exceed 2.30 to 1.00 on a pro forma basis after giving effect to the consummation of such Permitted Transaction (including any Indebtedness incurred or assumed in connection therewith) determined using the financial information most recently submitted pursuant to Section 6.2, and (iv) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 6.10) as the Administrative Agent reasonably shall request;
     (c) at or prior to the closing of such acquisition, Administrative Agent shall have been granted a first priority perfected Lien (subject only to Liens permitted under Section 7.3) on (i) Permitted Transaction Retail Assets constituting real property, improvements and fixtures (the “Permitted Transaction Real Property Assets”) having an aggregate appraised value of at least $150,000,000, and (b) substantially all other Permitted Transaction Retail Assets (exclusive of any Permitted Transaction Real Property Assets other than those described in the foregoing subsection (i)) (collectively, the “Permitted Transaction Secured Assets”), each of which Lien on such Permitted Transaction Secured Assets shall be granted, secured and otherwise evidenced in accordance with Section 6.10;
     (d) without limiting the generality of clause (c) above, at or prior to the closing of such acquisition, Borrowers shall have (i) executed and delivered a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering Permitted Transaction Real Property Assets having an aggregate appraised value of at least $150,000,000, (ii) delivered to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (iii) provided the Lenders with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property and, if determined by the Administrative Agent to be necessary or desirable, a current ALTA survey thereof and surveyor’s certificates, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iv) delivered to the Administrative Agent a flood determination and environmental site assessment of such real property prepared by a qualified firm reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, and (v) if requested by the Administrative Agent, delivered to the Administrative Agent legal opinions relating to the matters described in this clause (d), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent;
     (e) in the event MAPCO Express receives an intercompany loan from Holdings to finance all or a portion of the consideration paid or payable in connection with the Permitted Transaction (including all Indebtedness and Investments incurred or assumed) (the “Permitted Transaction Purchase Price”), such loan shall be unsecured, shall be fully subordinated to the Obligations pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, shall not require a cash payment of principal or interest prior to December 31, 2011, shall have a final maturity not earlier than December 31, 2011 and otherwise shall be on terms and made pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;
     (f) the Consolidated EBITDA for the most recent four quarters prior to the acquisition date for which financial statements are available, generated by any Permitted Transaction Retail Assets shall be at least $25,000,000;
     (g) any Permitted Transaction Retail Assets shall be free and clear of all Indebtedness and Liens except as permitted under Sections 7.2 and 7.3;
     (h) at the time of the Permitted Transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
     (i) all material legal, tax and regulatory matters relating to any Permitted Transaction Retail Assets shall be reasonably satisfactory to the Administrative Agent;
     (j) the Permitted Transaction shall have been consummated in compliance with (i) applicable law, and (ii) the terms and provisions of the Permitted Transaction Purchase Agreement without material waiver by the buyers of any term or condition thereof, and each of the representations and warranties made by the seller in the Permitted Transaction Purchase

Agreement with respect to any Permitted Transaction Retail Assets shall be true and correct in all material respects on and as of the closing date of such acquisition as indicated in a closing certificate delivered by the sellers;
     (k) the Administrative Agent shall have received updated insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement;
(l) the Permitted Transaction shall have been consummated on or prior to June 30, 2010;
     (m) the terms of the purchase agreement for any Permitted Transaction Retail Assets (the “Permitted Transaction Purchase Agreement”), solely with regard to the acquisition of any Permitted Transaction Retail Assets, shall be in form and substance reasonably acceptable to the Administrative Agent;
     (n) any transactions, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, entered into by a Borrower or any of its Subsidiaries with any Affiliate (other than a Borrower or any Subsidiary Guarantor) in connection with the Permitted Transaction (other than the transactions contemplated by the Permitted Transaction Purchase Agreement) shall be (i) otherwise permitted under the Credit Agreement, (ii) upon fair and reasonable terms no less favorable to the Borrowers or their Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, and (iii) acceptable to the Administrative Agent, in its sole discretion; and
     (o) the Permitted Transaction shall have satisfied such other terms and conditions as shall have been agreed to by the Borrowers and the Administrative Agent.

EXHIBIT M
FORM OF AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
[See Attached.]

AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This [FIRST] AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of                                         ,                      (this “Amendment”), by and among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”) and the Administrative Agent (as defined herein).
W I T N E S S E T H:
     WHEREAS, MAPCO Express, the other “Borrowers” from time to time party thereto (together with MAPCO Express, the “Borrowers”), Fifth Third Bank, an Ohio Banking Corporation, acting its capacity as administrative agent (in such capacity, the “Administrative Agent”) for certain financial institutions (the “Lender”), and such Lenders, are parties to that certain Second Amended and Restated Credit Agreement dated as of December ___, 2009 (the “Credit Agreement”);
     WHEREAS, MAPCO Express has entered into that certain [Permitted Transaction Acquisition Agreement] dated as of ___, 20___, by and among [list parties and their respective capacities] (the “Permitted Acquisition Agreement”);
     WHEREAS, MAPCO Express has requested that the transactions contemplated by the Acquisition Agreement be the Permitted Transaction (as defined in the Credit Agreement) (the “Permitted Acquisition”);
     WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Lenders have agreed that, upon consummation of the Permitted Transaction in accordance with all of the terms and conditions set forth in Exhibit L of the Credit Agreement, the Credit Agreement shall be amended as set forth herein without further action of the Lenders, and such amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders, the Borrowers, and the other Loan Parties;
     WHEREAS, all of the terms and conditions set forth in Exhibit L of the Credit Agreement with respect to the Permitted Acquisition have been satisfied; and
     WHEREAS, the Credit Agreement shall be amended as set forth in this Amendment as of the [First] Amendment Effective Date.
     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms).
          a. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:
     “Applicable Margin”: the Applicable Margin will be determined pursuant to the Pricing Grid.
     ”Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition, development or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person. Notwithstanding anything to the contrary contained herein, “Capital Expenditures” shall not include (i) any expenditures made to acquire any Property permitted by Section 7.8(g) and (ii) any consideration paid for the Permitted Acquisition Assets.
     ”Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business a), (f) any other non-cash charges (including, but not limited to, non-cash losses relating to the Disposition of retail property assets during such period), and, (g) to the extent included in the statement of such Consolidated Net Income for such period, any expense incurred before or after the [First] Amendment Effective Date in connection with or related to the Permitted Acquisition or any financing related thereto, including, without limitation, transaction fees, legal, accounting or other professional or advisory fees and expenses in an aggregate amount not to exceed $5,000,000 and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the Disposition of assets outside of the ordinary course of business and gains resulting from the termination of lease agreements for leased retail assets), (c) any other non-cash income and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis; provided, that for purposes of clarification, the portion of any cash gain resulting from the Disposition of a retail property asset net of any fixed asset write-downs or impairments on such retail property

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asset (to the extent not required by GAAP and excluding depreciation or amortization), in each case, during such period shall not be deducted for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for such period; provided, further, that, for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for any period:
     (a) the Consolidated EBITDA of any Person (or attributable to assets constituting an ongoing business (a “Business Unit”)) acquired by the Borrowers or their Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries or of such Business Unit as at the end of the period preceding the acquisition of such Person or of such Business Unit and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent; and
     (b) the Consolidated EBITDA of any Person or Business Unit Disposed of by the Borrowers or their Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).
     [“Existing Intercompany Subordinated Debt”: collectively, (a) the MFC Intercompany Subordinated Debt (b) the Calfee Intercompany Subordinated Debt, and (c) the Permitted Acquisition Intercompany Subordinated Debt.
     “Existing Intercompany Subordinated Debt Documentation”: collectively, (a) the MFC Intercompany Subordinated Debt Documentation, (b) the Calfee Intercompany Subordinated Debt Documentation, and (c) the Permitted Acquisition Intercompany Subordinated Debt Documentation, as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.15. ]1
     “Existing Intercompany Subordinated Debt Subordination Agreements”: collectively, (a) the Second Amended and Restated Debt Subordination Agreement, executed and delivered by and among Holdings, MAPCO Express and the Administrative Agent (the “MFC Intercompany Subordinated Debt Subordination Agreement”), (b) that certain Parent Subordination Agreement

[1]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include this amended definition. If Administrative Agent does not approve intercompany subordinated debt, pursuant to Exhibit L of the Credit Agreement, the definitions of Existing Intercompany Subordinated Debt Subordination Agreements, Existing Intercompany Subordinated Debt and Existing Intercompany Subordinated Debt Documentation will not be amended.

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dated as of March 30, 2007, executed and delivered by and among Holdings, MAPCO Express and the Administrative Agent (the “Calfee Intercompany Subordinated Debt Subordination Agreement”), and (c) the Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.]
“Pricing Grid”: the table set forth in Schedule 1.1D.
For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on (each, an “Adjustment Date”) (a) the [First] Amendment Effective Date, and thereafter (b) on each date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the applicable table of the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
          b. In the foregoing amended definition of “Pricing Grid” reference is made to Schedule 1.1D for purposes of clarification and for avoidance of doubt; such Schedule, however, having been in effect, subject to the terms and conditions set forth in the Credit Agreement, in all respects as of the Second Restatement Effective Date.
          c. Section 1.1. of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
     “[First] Amendment”: the [First] Amendment to Second Amended and Restated Credit Agreement, dated as of ___, 20___.
     “[First] Amendment Effective Date”: ___, 20___.
     “Permitted Acquisition”: the acquisition of [describe assets acquired using description similar to Calfee Acquisition — if Permitted Acquisition Agreement includes assets that are not acquired by Loan Parties, exclude those from Permitted Acquisition and related concepts] contemplated in the Permitted Acquisition Agreement.
     “Permitted Acquisition Agreement”: as defined in the recitals of the [First] Amendment.
     “Permitted Acquisition Assets”: the assets acquired by a Borrower or any other Loan Party pursuant to the Permitted Acquisition Documentation.

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     “Permitted Acquisition Documentation”: collectively, the Permitted Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
     [“Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement: the Debt Subordination Agreement, dated as of ___, 20___[date simultaneous with closing of Permitted Acquisition] by and among Holdings, MAPCO Express and the Administrative Agent.]2
     [“Permitted Acquisition Intercompany Subordinated Debt”: the Indebtedness of MAPCO Express to Holdings permitted by Section 7.2(k) and subject to the Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement.]3
     [“Permitted Acquisition Note”: that certain Subordinated Promissory Note in the original principal amount of $___issued by MAPCO Express to Holdings on ___[date simultaneous with closing of Permitted Acquisition] in connection with the Permitted Acquisition.]4
     “Permitted Acquisition Refinery Agreements”:                                         .5
     [“Permitted Acquisition Intercompany Subordinated Debt Documentation”: the documentation evidencing the Permitted Acquisition Intercompany Subordinated Debt, including, without limitation, the Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.]6
     3. Amendment to Section 4.16 of the Credit Agreement (Use of Proceeds). Section 4.16 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

[2]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include this definition. Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement shall be substantially similar to the Existing Intercompany Subordinated Debt Subordination Agreements.

[3]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include this definition.

[4]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include this definition.

[5]	If as a result of the Permitted Acquisition a Loan Party enters into an Affiliate contract that is approved by the Administrative Agent pursuant to Exhibit L of the Credit Agreement, including relating to refining, insert a description of that (those) Affiliate contract(s) here.

[6]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include this definition.

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“Use of Proceeds. The proceeds of the Term Loans were used to finance the “Transactions” and the “Delek US Dividend” (each as defined in the Existing Credit Agreement), and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit shall be used for general corporate purposes, including, without limitation, the financing of the acquisition of the Permitted Acquisition Assets, and the costs and expenses incurred in connection with such acquisition in accordance with the terms of the Permitted Acquisition Documentation.”
     4. Amendment to Section 4.17(f) of the Credit Agreement (Environmental Matters). Section 4.17(f) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
      “(f) Except as disclosed to the Administrative Agent in connection with the Permitted Acquisition, none of the Borrowers nor any of their Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.”
     5. Amendment to Section 7.1(a) of the Credit Agreement (Consolidated Leverage Ratio). Section 7.1(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
     “Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter to exceed the ratio of 3.25 to 1:00.”
     6. Amendment to Section 7.1(b) of the Credit Agreement (Consolidated Adjusted Interest Coverage Ratio). Section 7.1(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
     “Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter to be less than the ratio of 2.15 to 1:00.”
     7. Amendment to Section 7.1(d) of the Credit Agreement (Consolidated Adjusted Leverage Ratio). Section 7.1(d) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
     “Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

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Consolidated Adjusted
Fiscal Quarter[7]	Leverage Ratio
FQ4 2009	4.65 to 1.00
FQ1 2010 and thereafter	4.25 to 1.00”

8.	Amendment to Section 7.2 of the Credit Agreement (Limitation on Indebtedness). Section 7.2 of the Credit Agreement is hereby amended by:
a.	deleting Section 7.2(c) in its entirety and replacing it with the following:
“Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.
b.	[8]deleting the “and” at the end of Section 7.2(i);

c.	deleting the “.” at the end of Section 7.2(j) and substituting “; and” in lieu thereof;

d.	adding the following Section 7.2(k):

“(k) Unsecured Indebtedness of MAPCO Express to Holdings pursuant to the Permitted Acquisition Note, provided that, such Indebtedness (i) is fully subordinated to the Obligations pursuant to the Permitted Acquisition Intercompany Subordinated Debt Subordination Agreement, (ii) does not require a cash payment of principal or interest prior to December 31, 2011, and (iii) the final maturity of such Indebtedness is not earlier than December 31, 2011[; and] or [.]”

e.	[9]adding the following Section 7.2(l)
“[describe additional permitted Indebtedness].”
     9. Amendment to Section 7.3 of the Credit Agreement (Limitation on Liens). Section 7.3 of the Credit Agreement is hereby amended by:
a.	deleting Section 7.3(g) in its entirety and replacing it with the following:

[7]	If Permitted Acquisition occurs after FQ4 2009, delete reference to that quarter and 4.65 to 1.00 ratio.

[8]	If Administrative Agent approves intercompany subordinated debt pursuant to Exhibit L of the Credit Agreement, include b, c and d adding Section 7.2(k).

[9]	If Administrative Agent approves other Indebtedness in connection with the Permitted Acquisition pursuant to Exhibit L of the Credit Agreement, include this Section 7.2(l).

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“(g) Liens securing Indebtedness of the Borrowers or any of their Subsidiaries permitted pursuant to Section 7.2(c), which Liens (i) are incurred to finance the acquisition of fixed or capital assets, provided that (a) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (b) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (c) the amount of Indebtedness secured thereby is not increased and (d) the amount of Indebtedness initially secured thereby is not less than 80%, or more than 100% of the purchase price of such fixed or capital asset, or (ii) exist at the time fixed or capital assets are acquired, provided that (a) such Liens do not at any time encumber Property other than the Property that is encumbered thereby at the time of such acquisition, and (b) the amount of Indebtedness secured thereby is not increased.”
b.	Deleting Section 7.3(k) in its entirety and replacing it with the following:
“(k) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all their Subsidiaries) $10,000,000 at any one time; and”
     10. Amendment to Section 7.6 (Limitation on Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended by deleting Section 7.6(e) in its entirety and replacing it with the following:
“(e) In addition to Restricted Payments otherwise permitted in this Section 7.6, the Borrowers may pay dividends to Holdings in any fiscal year of the Borrowers in an aggregate amount for such fiscal year equal to $15,000,000, provided that, immediately prior to and after giving effect to such Restricted Payment, (A) the Consolidated Leverage Ratio is not greater than 1.50 to 1.00 and (B) the Consolidated Fixed Charge Coverage Ratio is greater than 1.25 to 1.00, in each case, for the period of four fiscal quarters most recently ended prior to the date of such Restricted Payment for which financial statements are available (assuming that the Restricted Payment was made on the last day of such period).”
     11. Amendment to Section 7.7 (Limitation on Capital Expenditures). Section 7.7 of the Credit Agreement is hereby amended by:
a.	deleting Section 7.7(a) in its entirety and replacing it with the following
     “(a) during any fiscal year of the Borrowers, Capital Expenditures of the Borrowers and their Subsidiaries in an aggregate amount not in excess of the amount set forth opposite such fiscal year below:

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Period	Capital Expenditure
Fiscal Year 2010	$35,000,000
January 1, 2011 and thereafter	$12,000,000
provided, in each case, that (x) following the consummation of any acquisition (other than the Permitted Acquisition) permitted by this Agreement, the amount of permitted Capital Expenditures set forth above shall be increased by (A) during the first full fiscal year immediately following such acquisition, an amount equal to the number of stores acquired by the Borrowers and their Subsidiaries in such acquisition multiplied by $50,000 and (B) for each period thereafter, an amount equal to the number of stores acquired by the Borrowers and their Subsidiaries in such acquisition multiplied by $25,000 and (y)(i) up to 50% of any amount set forth above, as adjusted by the preceding clause (x), if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (y)(i) above;”
b.	deleting the “.” at the end of Section 7.7(b) and substituting “; and” in lieu thereof; and

c.	adding the following Section 7.7(c):
“(c) Capital Expenditure made to rebrand any Permitted Acquisition Assets, not to exceed $12,000,000 in the aggregate.”
     12. Amendment to Section 7.8 (Limitation on Investments). Section 7.8 of the Credit Agreement is hereby amended by:
a.	deleting the “and” at the end of Section 7.8(g); and

b.	adding the following Section 7.8(h):

“(g) The Permitted Acquisition.”

c.	10adding the following Section 7.8(h)
“[describe additional permitted Investment].”
     13. Amendment to Section 7.9 (Limitation on Transactions with Affiliates). Section 7.9 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

[10]	If Administrative Agent approves other Investments in connection with the Permitted Acquisition pursuant to Exhibit L of the Credit Agreement, include this Section 7.8(h)).

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“Limitation on Transactions with Affiliates Except for the consummation of the transactions contemplated under the Permitted Acquisition Agreement, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrowers or their Subsidiaries, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrowers or their Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.”
     14. Amendment to Section 7.10 (Limitation on Sales and Leasebacks). Section 7.10 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
“Limitation on Sales and Leasebacks. Enter into or maintain any arrangement with any Person providing for the leasing by a Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, a Borrower or such Subsidiary, except that a Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the aggregate amount of Indebtedness incurred equal to the Attributable Debt relating to such sale and leaseback transaction does not exceed $15,000,000 during the term of this Agreement and (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the fair market value of the Property that is the subject of such sale and leaseback transaction.”
     15. 11Amendment to Section 7.12 (Limitation on Negative Pledge Clauses). Section 12 of the Credit Agreement is hereby amended by:
a.	Deleting the “and” at the end of Section 7.12(b);

b.	deleting the “.” at the end of Section 7.12(c) and substituting “; and” in lieu thereof; and

c.	adding the following Section 7.12(d):

“(d) [describe additional permitted Negative Pledge Clauses].”

[11]	If Administrative Agent approves other Negative Pledge Clauses pursuant to Exhibit L of the Credit Agreement in connection with the Permitted Acquisition, include this Amendment Paragraph 15.

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     16. Amendment to Section 7.14 of the Credit Agreement (Limitation on Lines of Business). Section 7.14 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
     “Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto and (b) those businesses in which any Permitted Acquisition Assets are used on the date of this Agreement or that are reasonably related thereto.”
     17. Amendment to Section 7 of the Credit Agreement. Section 7 of the Credit Agreement is hereby amended by adding the following Section 7.21:
“7.21 Limitation on Amendments to the Permitted Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to a Borrower or any of its Subsidiaries pursuant to the Permitted Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto, (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Permitted Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect or (c) amend, supplement or otherwise modify in any material respect the terms and conditions of the Permitted Acquisition Refinery Agreements.”
     18. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “[First] Amendment Effective Date”) on which the following conditions have been satisfied:
a.	Consummation of Permitted Acquisition. The Permitted Acquisition shall have been consummated in accordance with all of the terms and conditions set forth in Exhibit L to the Credit Agreement;

b.	Acknowledgement. The Administrative Agent shall have received the written acknowledgement by MAPCO Express in the spaces indicated below of the consummation of the Permitted Acquisition in accordance with all of the terms and conditions set forth in Exhibit L to the Credit Agreement;

c.	No Defaults. No Default or Event of Default under the Credit Agreement shall have occurred and be continuing;

d.	Representations and Warranties. The truth and accuracy of the representations and warranties contained in Section 19 hereof; and

e.	Fees, etc. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees,

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disbursements and other charges of counsel to the Administrative Agent on or before the First Amendment Effective Date.
     19. Representations and Warranties. MAPCO Express hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
a.	No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. This Amendment and the Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of MAPCO Express, enforceable against MAPCO Express in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.	The execution, delivery and performance of this Amendment will not violate any Requirement of Law or any Contractual Obligation of the Borrowers or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

c.	Each of the representations and warranties made by MAPCO Express herein or by any of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the [First] Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

d.	MAPCO Express and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by MAPCO Express or the other Loan Parties on or before the First Amendment Effective Date.

e.	No Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

12

     20. Payment of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and its review of the Permitted Acquisition, any other documents prepared in connection herewith or therewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     21. Limited Effect; Binding Nature. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrowers that would require the waiver or consent of the Administrative Agent or the Lenders. The Credit Agreement, as amended by this Amendment, will be binding upon and inure to the benefit of the Borrowers and the other Loan Parties, the Lenders, the Administrative Agent and their respective successors and assigns.
     22. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     23. Miscellaneous. The acknowledgments to this Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of the acknowledgments to this Amendment shall be lodged with the Borrowers and the Administrative Agent. The acknowledgments to this Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
{Remainder of this page intentionally left blank.
Acknowledgement of Administrative Agent and MAPCO Express set forth on following page(s).]

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     IN WITNESS WHEREOF, the MAPCO Express hereby acknowledges that the Permitted Acquisition has been consummated in accordance with all of the terms and conditions set forth in Exhibit L to the Credit Agreement.

MAPCO EXPRESS: MAPCO EXPRESS, INC.
By:
Name:
Title:

By:
Name:
Title:

S-1

     IN WITNESS WHEREOF, the Administrative Agent hereby acknowledges that the Permitted Acquisition has been consummated in accordance with all of the terms and conditions set forth in Exhibit L to the Credit Agreement.

ADMINISTRATIVE AGENT: FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, N.A., as Administrative Agent
By:
Name:
Title:

S-2

Schedule 1.1C
Term Lenders Schedule

Term
Commitment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Term
Commitment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

S-2

Schedule 1.1C
Revolver Lenders Schedule

Revolving
Commitment
Bank Hapoalim B.M.	18,875,000.00
Bank Leumi USA	18,875,000.00
FIFTH THIRD BANK	14,550,000.00
JP Morgan Chase Bank, N.A.	13,900,000.00
ISRAEL DISCOUNT BANK OF NEW YORK	11,600,000.00
SUNTRUST BANK	11,375,000.00
Regions Bank	9,875,000.00
PNC Bank, National Association, successor to National City Bank	8,950,000.00
Lehman Commercial Paper Inc.	12,000,000.00

$120,000,000.00

Schedule 1.1D
Alternate Pricing Grid

	Applicable Margin for Base		Applicable Margin for
Consolidated Leverage Ratio	Rate Loans		Eurodollar Loans
	Revolving		Revolving
	Credit Facility	Term Facility	Credit Facility	Term Facility
> 3.00 to 1.00	2.75%	3.25%	3.75%	4.25%
≤ 3.00 to 1.00 and > 2.50 to 1.00	2.50%	3.00%	3.50%	4.00%
≤ 2.50 to 1.00	2.25%	2.75%	3.25%	3.75%